As filed with the Securities and Exchange Commission on August 27, 2013

Registration No. 333-166439

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
Post-Effective Amendment No. 6
to
Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
___________________
MPG Office Trust, Inc.
(Exact name of registrant as specified in its governing instruments)
___________________
355 South Grand Avenue, Suite 3300 Los Angeles, California 90071
(213) 626-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________
David L. Weinstein
President and Chief Executive Officer
Christopher M. Norton
Executive Vice President, General Counsel and Secretary
MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071
(213) 626-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________
Copies to:
Julian T.H. Kleindorfer, Esq.
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 485-1234
___________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
___________________
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 6 to Form S-11 (Registration No. 333-166439) consists of the following:

1.	The Registrant’s prospectus filed on August 27, 2013, included herewith;

2.Part II, included herewith; and

3.Signatures, included herewith.

All filing fees payable in connection with the amendment to this registration statement were paid in connection with the original filing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2013

PROSPECTUS

25,526 Shares
MPG Office Trust, Inc.
Common Stock

This prospectus relates to the potential sale of up to 25,526 shares of our common stock by the selling stockholders named in this prospectus should they exchange their units representing common limited partnership interests, or common units, in MPG Office, L.P., or the operating partnership, for our common stock. We are registering the potential resale of the applicable shares of our common stock to provide the selling stockholders with freely tradable securities. The registration of the potential resale of the shares of our common stock covered by this prospectus does not necessarily mean that any of the holders of common units will redeem their common units, that upon any such redemption we will elect, in our sole and absolute discretion, to exchange some or all of the common units for shares of our common stock rather than cash, or that any shares of our common stock received in exchange for common units will be sold by the selling stockholders.

We will receive no proceeds from any issuance of the shares of our common stock to the selling stockholders in exchange for common units or from any sale of such shares by the selling stockholders, but we have agreed to pay certain registration expenses.

Our common stock currently trades on the New York Stock Exchange (the “NYSE”), under the symbol “MPG.” On August 23, 2013, the last reported sales price of our common stock on the NYSE was $3.13 per share.

See “Risk Factors” beginning on page 1 for certain risk factors relevant to an investment in our common stock.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

___________________
This prospectus contains summaries of certain provisions contained in some of the documents described herein or incorporated by reference, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
___________________
You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

i

SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. You should read the entire prospectus and the documents incorporated by reference herein carefully, including the risk factors and the financial statements and related notes included in this prospectus or incorporated herein by reference.

Overview

The terms the “Company,” “us,” “we” and “our” as used in this prospectus refer to MPG Office Trust, Inc., which was incorporated in Maryland in 2002. We are a self-administered and self-managed real estate investment trust (“REIT”), and we operate as a REIT for federal income tax purposes. We are the largest owner and operator of Class A office properties in the Los Angeles Central Business District (“LACBD”).

Merger with Brookfield

On April 24, 2013, the Company and the operating partnership entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which a newly formed fund, Brookfield DTLA Holdings L.P., a Delaware limited partnership (which was subsequently converted into a Delaware limited liability company on May 10, 2013) (“Brookfield DTLA”), controlled by Brookfield Office Properties Inc. ( “Brookfield) agreed to acquire the Company. The Company will merge with and into Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“REIT Merger Sub”), with REIT Merger Sub surviving the merger. Brookfield DTLA will have the option, in its sole discretion and without requiring further consent, to request that the Company agree to change the direction of the merger so that the Company is the surviving entity. The Merger Agreement also provides for a merger of Brookfield DTLA Fund Properties LLC, a Maryland limited liability company (“Partnership Merger Sub”), with and into the operating partnership, with the operating partnership surviving the merger.

On July 17, 2013, the Company’s common stockholders voted to approve the merger of the Company with REIT Merger Sub and the other transactions contemplated by the Merger Agreement (collectively, the “merger”). The Company expects the merger to close in the third quarter of 2013, following fulfillment of the conditions to closing, including receipt of required lender consents.

Under the terms of the Merger Agreement, each issued and outstanding share of our common stock will be automatically converted into, and canceled in exchange for, the right to receive $3.15 in cash, without interest and less any required withholding tax, (the “merger consideration”) at the closing of the merger. Each issued and outstanding share of restricted common stock will cease to be subject to forfeiture and will be canceled in exchange for the right to receive the merger consideration. Each issued and outstanding restricted stock unit will receive the merger consideration per share for each outstanding restricted stock unit. Each Company stock option granted under a Company plan, whether or not then exercisable, will be canceled in exchange for the right to receive the excess, if any, of the merger consideration over the exercise price per share of such Company stock option. If the exercise price per share of any such Company stock option is equal to or greater than the merger consideration, such Company stock option will be canceled without payment.

Additionally, a subsidiary of Brookfield has commenced a tender offer to purchase, subject to certain conditions, all of the Company’s outstanding 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Company Preferred Shares”), for $25.00 per share in cash, without interest. Any Company Preferred Shares that are not tendered will be converted in the merger into new preferred shares of Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (“Sub REIT”), with rights, terms and conditions substantially identical to the rights, terms and conditions of the Company Preferred Shares.

Corporate Information

Our executive offices are located at 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, telephone number (213) 626-3300. Our website address is http://www.mpgoffice.com.

RISK FACTORS

Investment in our common stock involves risks. You should carefully consider the risk factors provided in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013, and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2013, incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended). These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve risks and uncertainties that could significantly affect the financial results of the Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. In particular, statements relating to our ability to consummate the merger and the timing of the closing of the merger, our liquidity and capital resources, potential asset dispositions and loan modification efforts, portfolio performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus modifies or replaces this information. In this prospectus, we are incorporating by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013;

•
our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2012, filed with the SEC on July 26, 2013, which restated Item 15. “Exhibits, Financial Statement Schedules” in order to re-file Exhibit No. 10.48 to include documents related to this exhibit that were not previously filed;

•
our Current Report on Form 8-K filed with the SEC on June 12, 2013, which restated Part II, Item 6. “Selected Financial Data,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K, filed with the SEC on March 18, 2013, to present the results of operations of US Bank Tower and the Westlawn off-site parking garage as discontinued operations due to their disposition;

•	our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2013 for the three months ended March 31, 2013;

•	our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2013 for the three and six months ended June 30, 2013;

•
our Current Report on Form 8-K filed with the SEC on August 7, 2013, which restated Part II, Item 6. “Selected Financial Data,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K, filed with the SEC on March 18, 2013, to present the results of operations of US Bank Tower, the Westlawn off-site parking garage and Plaza Las Fuentes as discontinued operations due to their disposition; and

•
our Current Reports on Form 8-K filed with the SEC on January 11, 2013, March 4, 2013, March 11, 2013, March 22, 2013, March 29, 2013, April 25, 2013, May 9, 2013, May 20, 2013, May 29, 2013, June 7, 2013 (two filings), June 18, 2013, June 27, 2013, July 8, 2013, July 11, 2013, July 17, 2013, July 18, 2013, and August 15, 2013.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Christopher M. Norton, Executive Vice President, General Counsel and Secretary, MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071.

WHERE YOU CAN FIND MORE INFORMATION

We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, Information Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Office of Investor Education and Advocacy at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Office of Investor Education and Advocacy by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is http://www.mpgoffice.com. We make available on our website, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, Information Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Website addresses referred to in this prospectus are not intended to function as hyperlinks, and the information contained on our website is not a part of this prospectus.

SELLING SECURITY HOLDER

The “selling security holder” is the person or entity who may receive shares of our common stock upon exchange of common units. The following table provides the name of the selling security holder, the maximum number of shares of our common stock issuable to the selling security holder in the exchange and the aggregate number of shares of our common stock that will be owned by the selling security holder after the exchange. The number of shares in the following table represents the number of shares of our common stock into which common units held by the selling security holder are exchangeable. Since the selling security holder may sell all, some or none of its shares, we cannot estimate the aggregate number of shares that the selling security holder will offer pursuant to this prospectus or that the selling security holder will own upon completion of the offering to which this prospectus relates.

The selling security holder named below may from time to time offer the shares of our common stock offered by this prospectus:

	Shares of Our Common Stock Owned Prior to the Exchange	Maximum Number of Shares of Our Common Stock Issuable in the Exchange and Available for Resale	Shares of Our Common Stock Owned Following the Exchange (1)		Maximum Number of Shares of Our Common Stock to be Resold	Shares of Our Common Stock Owned after Resale (2)
			Shares	Percent		Shares	Percent
Thomas Master Investments, LLC	—	25,526	25,526	*	25,526	—	—
__________

*	Less than 1.0 percent.

(1)
Assumes that we exchange the common units of the selling security holder for shares of our common stock. The percentage ownership is determined by taking into account the issuance and sale of shares of our common stock issued in exchange for common units of only such selling security holder. Also assumes that no transactions with respect to our common stock or common units occur other than the exchange. There were 57,460,577 shares of our common stock outstanding as of August 23, 2013.

(2)
Assumes the selling security holder sells all of its shares of our common stock offered pursuant to this prospectus. The percentage ownership is determined by taking into account the issuance and sale of shares of our common stock issued in exchange for common units of only such selling security holder.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of some or all of up to 25,526 shares of our common stock by the selling stockholders.

We are registering the resale of the shares of our common stock to provide the holders with freely tradable securities, but the registration of these shares does not necessarily mean that any of these shares will be offered or sold by the holders.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, but we have agreed to pay the following expenses of the registration of such shares:

•	all registration and filing fees;

•	fees and expenses for complying with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection with blue sky qualifications; and

•	the fees and expenses incurred in connection with listing our common stock on each securities exchange on which our similar securities issued are then listed.

We have no obligation to pay any underwriting fees, discounts or commissions attributable to the exchange of common units for our common stock by the selling stockholders or from the resale of such common stock by the selling stockholders. We also have no obligation to pay any out-of-pocket expenses of the selling stockholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of our common stock contemplated hereby.

The selling stockholders may from time to time sell the shares of our common stock covered by this prospectus directly to purchasers. Alternatively, the selling stockholders may from time to time offer such shares through dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and for the purchasers of such shares for whom they may act as agent. The selling stockholders and any dealers or agents that participate in the distribution of such shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of our common stock by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

In connection with distribution of the shares of our common stock covered by this prospectus:

•	the selling stockholders may enter into hedging transactions with broker-dealers;

•	the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders;

•	the selling stockholders may sell our common stock short and deliver our common stock to close out these short positions;

•
the selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, who may then resell or otherwise transfer our common stock; and

•
the selling stockholders may loan or pledge our common stock to a broker-dealer, lender or other person or entity and the broker-dealer, lender or other person or entity may sell our common stock so loaned or upon a default may sell or otherwise transfer the pledged stock.

Persons participating in the distribution of the shares of our common stock offered by this prospectus may engage in transactions that stabilize the price of our common stock. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholders.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligation to the holders of our common units named in the section entitled “Selling Security Holder.” We will not receive any of the proceeds from the resale of shares of our common stock from time to time by such holders. However, we will pay registration expenses, which we estimate to be $169,932.

SELECTED FINANCIAL DATA

The information provided in Exhibit 99.2 “Selected Financial Data for the year ended December 31, 2012” of our Current Reports on Form 8-K, filed with the SEC on June 12, 2013 and August 7, 2013, is incorporated by reference herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information provided in Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2012” of our Current Reports on Form 8-K, filed with the SEC on June 12, 2013 and August 7, 2013, is incorporated by reference herein.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been established by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

Investments in Real Estate or Interests in Real Estate—

We conduct all of our investment activities through our operating partnership and its subsidiaries. Our investment objectives are to maximize the net operating income of our properties, preserve and generate liquidity, achieve long-term capital appreciation for our stockholders through increases in the value of our company, limit financial risk and provide quarterly cash distributions. We have not established a specific policy regarding the relative priority of these investment objectives.

We expect to pursue our investment objectives primarily through our ownership of developed and undeveloped land. We currently intend to invest primarily in office and commercial properties. Although our current portfolio is concentrated in Southern California office properties, future investment will not be limited to any geographic area or product type, or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Investments in our properties are typically subject to mortgages and other indebtedness. Debt service on such indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Investments in Real Estate Mortgages—

We do not currently invest in mortgages or deeds of trust but may do so in the future.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities—

Subject to the ownership limitations and gross income tests necessary for REIT qualification, we may invest in securities of other REITs or other entities engaged in real estate activities, including for the purpose of exercising control over such entities.

Investments in Other Securities—

We do not currently engage in purchasing or selling other securities, other than short-term investments that we view as cash equivalents and that we can hold consistent with our qualification as a REIT, but may do so in the future, as long as doing so does not impact our ability to continue to qualify as a REIT.

Dispositions

Our board of directors may from time to time determine that disposing of one or more properties would be in our best interests. For example, we may seek to dispose of properties to improve our liquidity position or to reduce our debt level. Any decision to dispose of a property is made by our board of directors.

Financing Policies

Substantially all of our assets are encumbered by one or more loans and we are continuously engaged in efforts to extend, refinance or extinguish such debt. Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur, and our level of leverage is at our discretion and not subject to stockholder approval. Our board of directors may from time to time modify its views regarding the appropriate amount of debt for our company in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors.

Our indebtedness may be secured or unsecured. Typically, our lenders require that we form special purpose entities to serve as borrowers under our loans. Our debt may be fully or partially recourse to our operating partnership, and may be cross-collateralized with other debt. We do not have a policy limiting the number or amount of mortgages that may be placed on any particular property. However, mortgage documents typically limit additional indebtedness on such properties.

Equity Policies

We have authority to issue common stock, preferred stock, debt securities, units of limited partnership interest in our operating partnership and other securities, and we may do so in the future. In many cases such securities may be issued if authorized by our board of directors without stockholder approval. Existing stockholders will have no preemptive right to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder’s investment. Such securities may be senior to the outstanding classes of common stock and/or may be convertible into common stock.

We also may issue shares of our common stock, or cash at our option, to holders of units of limited partnership interest in our operating partnership upon any redemption of such units.

We may, under certain circumstances, purchase or exchange shares of our common stock or preferred stock in the open market or in private transactions with our stockholders, provided that those purchases or exchanges are approved by our board of directors. Any such action would be structured so as to conform to applicable laws and regulations.

Lending Policies

Our policies prohibit us from making any loans to our directors or executive officers for any purpose. We have made and may in the future make de minimis loans to non-executive employees. We do not have a policy limiting our ability to make loans to third parties. We may consider offering purchase money financing in connection with the sale of properties in the event that the provision of that financing will increase the value to be received by us for the property sold. We also may make loans to joint ventures in which we participate. However, we do not intend to engage in significant lending activities.

Conflict of Interest Policies

Conflicts of interest could arise as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any partner thereof, on the other. Our directors and officers have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, we, as the general partner of our operating partnership, have duties and obligations to our operating partnership and its limited partners under Maryland law in connection with the management of our operating partnership. Our duties and obligations as general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to our company.

We have adopted various corporate governance policies and documents designed to reduce or eliminate potential conflicts of interest, including written charters for each of the committees of our board of directors and a code of business conduct and ethics that applies to all of our officers, directors and employees.

Interested Director and Officer Transactions

Pursuant to Maryland law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof will not render the contract or transaction void or voidable if:

•
the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board, and our board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the disinterested stockholders entitled to vote; or

•	the transaction or contract is fair and reasonable to us.

Furthermore, under Maryland law, we, as general partner, have a duty to our operating partnership and, consequently, such transactions also are subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership (to the extent such duties have not been eliminated pursuant to the terms of the partnership agreement).

We have established, and the board of directors has adopted, a written related party transaction policy to monitor interested director or officer transactions, arrangements or relationships. Under the policy, potential related party transactions are identified by our senior management and the relevant details and analysis of the transaction are presented to the board of directors. If a member of our senior management has an interest in a potential related party transaction, all relevant information is provided to our Chief Executive Officer, his designee or a designated officer without any interest in the transaction (as the case may be), who will review the proposed transaction (generally with assistance from our General Counsel or outside counsel) and then present the matter and his or her conclusions to the board of directors.

The independent members of our board of directors review the material facts of any potential related party transaction and will then approve or disapprove such transaction. In making its determination to approve or ratify a related party transaction, the board of directors considers such factors as (1) the extent of the related person’s interest in the related party transaction, (2) if applicable, the availability of other sources or comparable products or services, (3) whether the terms of the related party transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (4) the benefit to the Company, (5) the aggregate value of the related party transaction, and (6) such other factors it deems appropriate. All ongoing related party transactions must be reviewed and approved annually by the board of directors.

Business Opportunities

Pursuant to Maryland law, each director is obligated to offer to us any business opportunity (with certain limited exceptions) that comes to such director in his or her capacity as a director and those we reasonably could be expected to have an interest in pursuing.

REIT Qualification

We intend to implement the policies above in a manner consistent with our qualification as a REIT, unless the board of directors determines that it is no longer in our best interests to qualify as a REIT. Our board of directors may make such a determination because of changing circumstances or changes in the REIT requirements.

Reporting Policies

We are subject to the information reporting requirements of the Exchange Act. Pursuant to such requirements, we are required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC. We have filed such reports with the SEC since 2003.

BUSINESS AND PROPERTIES

The information provided in Part I, Items 1 and 2 of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013, is incorporated by reference herein.

DESCRIPTION AND OPERATING DATA OF MATERIAL REAL ESTATE

We are presenting additional data below for each property that comprised 10% or more of our total consolidated assets as of December 31, 2012 or that had gross revenues that amounted to 10% or more of our consolidated gross revenues for the year ended December 31, 2012.

Gas Company Tower—

Gas Company Tower is a Class A office property located in the Bunker Hill district of the LACBD that has been recognized as a landmark since its completion in 1991. Gas Company Tower stands 50 stories and has 1,369,822 net rentable square feet of office, retail and storage space. Gas Company Tower’s tenants have access to 319,581 square feet of on-site parking in addition to off-site parking at the World Trade Center garage approximately three blocks away. Developed by the Maguire Organization and designed by Richard Keating of Skidmore, Owings & Merrill, Gas Company Tower was named BOMA Building of the Year in 2011 and is LEED Gold certified. The architecture rises in layers to a blue-glass shape, representing the blue gas flame that is the official symbol of the building’s anchor tenant, Southern California Gas Company. As of December 31, 2012, Gas Company Tower was 76.2% leased. We are the fee simple owner of Gas Company Tower.

Gas Company Tower possesses a roster of 16 tenants operating in various businesses, including utilities and legal services. The following table summarizes information regarding tenants occupying 10% or more of the rentable square footage at Gas Company Tower as of December 31, 2012:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Date of Early Termination Option	Total Leased Square Feet	Percentage of Leased Square Feet	Annualized Rent (in thousands)	Annualized Rent Per Square Foot	Percentage of Annualized Rent
Southern California Gas Company	Utilities	3/31/2014	1 x 1 yr	N/A	27,622	2.6%	$681	$24.66	3.0%
		10/31/2026	4 x 5 yrs	11/9/2021	385,057	36.9%	7,156	18.59	32.0%
Morrison & Foerster LLP	Legal Services	9/30/2013	N/A	N/A	138,776	13.3%	3,955	28.50	17.7%
Sidley Austin LLP	Legal Services	12/31/2023	2 x 5 yrs	N/A	192,457	18.4%	3,974	20.65	17.7%
					743,912	71.2%	$15,766	$21.19	70.4%

The following table sets forth the lease expirations for leases in place at Gas Company Tower as of December 31, 2012, plus available space, for each of the ten full calendar years beginning in 2013. Unless otherwise stated in the footnotes, the information set forth in the table assumes that tenants exercise no renewal options and no early termination options. As of December 31, 2012, the weighted average remaining lease term for this property was 8.0 years.

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)
2013	4	199,925	19.1%	$5,247,994	23.4%	$26.25	$26.34
2014	4	127,660	12.2%	2,278,369	10.2%	17.85	18.14
2015	2	6,249	0.6%	156,722	0.7%	25.08	26.72
2016	2	40,263	3.9%	1,092,703	4.9%	27.14	30.53
2017	2	35,077	3.4%	726,781	3.2%	20.72	24.24
2018	1	24,908	2.4%	669,382	3.0%	26.87	32.66
2019	1	62,018	5.9%	1,667,919	7.5%	26.89	34.25
2020	—	—	—%	—	—%	—	—
2021	—	—	—%	—	—%	—	—
2022	—	—	—%	—	—%	—	—
Thereafter	2	548,095	52.5%	10,540,977	47.1%	19.23	27.05
Total expiring leases	18	1,044,195	100.0%	$22,380,847	100.0%	$21.43	$26.42
Currently available		325,627
		1,369,822
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent, including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

The following table sets forth the percent leased, annualized rent and annualized rent per leased square foot for Gas Company Tower as of the dates indicated below:

	Percent Leased	Annualized Rent	Annualized Rent per Leased Square Foot
December 31, 2012	76.2%	$22,380,847	$21.43
December 31, 2011	78.2%	22,339,718	20.86
December 31, 2010	94.6%	34,714,332	27.21
December 31, 2009	92.5%	35,175,467	28.74
December 31, 2008	92.1%	33,946,252	27.86

Other than normally recurring capital expenditures, we have no specific immediate plans with respect to major renovations or a redevelopment of Gas Company Tower.

Gas Company Tower is encumbered with mortgage debt. For more information, see Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness for the year ended December 31, 2012” of our Current Reports on Form 8-K, filed with the SEC on June 12, 2013 and August 7, 2013.

Wells Fargo Center—

Wells Fargo Center consists of two Class A office properties, Wells Fargo Tower and KPMG Tower, located in the Bunker Hill district of the LACBD. Developed in 1982 by the Maguire Organization and designed by Skidmore, Owings & Merrill, Wells Fargo Center has won numerous architectural awards, multiple BOMA awards and is LEED Gold certified. The centerpiece of Wells Fargo Center is a three-story, glass-enclosed atrium. The atrium links the two towers and showcases a significant sculpture collection, as well as an extensive array of restaurants and specialty shops.

Wells Fargo Tower—

Wells Fargo Tower stands 55 stories and has 1,415,971 net rentable square feet of office, retail and storage space. Wells Fargo Tower’s tenants have access to 400,004 square feet of on-site parking. As of December 31, 2012, Wells Fargo Tower was 88.5% leased. We are the fee simple owner of Wells Fargo Tower.

Wells Fargo Tower possesses a roster of 50 tenants operating in various businesses, including finance and legal services. The following table summarizes information regarding tenants occupying 10% or more of the rentable square footage at Wells Fargo Tower as of December 31, 2012:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Date of Early Termination Option	Total Leased Square Feet		Percentage of Leased Square Feet	Annualized Rent (in thousands)	Annualized Rent Per Square Foot	Percentage of Annualized Rent
Gibson, Dunn & Crutcher LLP	Legal Services	11/28/2017	2 x 5 yrs	N/A	268,268		21.4%	$6,518	$24.30	22.6%
Wells Fargo Bank	Finance	2013	N/A	N/A	55,635	(1)	4.4%	1,358	24.42	4.7%
		11/30/2016	N/A	N/A	8,313		0.7%	199	23.92	0.7%
		6/30/2023	3 x 5 yrs	N/A	253,490		20.2%	4,816	19.00	16.7%
Oaktree Capital Management, L.P.	Finance	3/31/2017	2 x 5 yrs or 1 x 10 yrs	N/A	156,235		12.5%	3,225	20.64	11.2%
					741,941		59.2%	$16,116	$21.72	55.9%
__________

(1)	Wells Fargo Bank subleases 19,975 square feet to third parties.

The following table sets forth the lease expirations for leases in place at Wells Fargo Tower as of December 31, 2012, plus available space, for each of the ten full calendar years beginning in 2013. Unless otherwise stated in the footnotes, the information set forth in the table assumes that tenants exercise no renewal options and no early termination options. As of December 31, 2012, the weighted average remaining lease term for this property was 5.3 years.

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)
2013	19	174,694	13.9%	$4,191,055	14.5%	$23.99	$23.69
2014	7	48,162	3.8%	1,197,624	4.2%	24.87	25.73
2015	10	89,586	7.2%	2,046,893	7.1%	22.85	24.63
2016	3	10,724	0.9%	301,607	1.0%	28.12	31.47
2017	9	578,124	46.1%	13,886,042	48.2%	24.02	24.13
2018	1	5,975	0.5%	141,906	0.5%	23.75	26.76
2019	2	2,944	0.2%	163,487	0.6%	55.53	66.08
2020	2	26,418	2.1%	618,930	2.1%	23.43	31.80
2021	1	52,232	4.2%	1,197,157	4.1%	22.92	27.84
2022	1	998	0.1%	47,904	0.2%	48.00	68.34
Thereafter	5	263,398	21.0%	5,033,708	17.5%	19.11	29.73
Total expiring leases	60	1,253,255	100.0%	$28,826,313	100.0%	$23.00	$25.87
Currently available		162,716
		1,415,971
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent, including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

The following table sets forth the percent leased, annualized rent and annualized rent per leased square foot for Wells Fargo Tower as of the dates indicated below:

	Percent Leased	Annualized Rent	Annualized Rent per Leased Square Foot
December 31, 2012	88.5%	$28,826,313	$23.00
December 31, 2011	91.4%	28,777,857	22.45
December 31, 2010	94.3%	29,880,268	22.62
December 31, 2009	94.5%	28,974,481	21.95
December 31, 2008	93.9%	28,035,636	21.38

Other than normally recurring capital expenditures, we have no specific immediate plans with respect to major renovations or a redevelopment of Wells Fargo Tower.

Wells Fargo Tower is encumbered with mortgage debt. For more information, see Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness for the year ended December 31, 2012” of our Current Reports on Form 8-K, filed with the SEC on June 12, 2013 and August 7, 2013.

KPMG Tower—

KPMG Tower stands 45 stories and has 1,154,306 net rentable square feet of office and storage space. KPMG Tower’s tenants have access to 267,507 square feet of on-site parking in addition to off-site parking at the X-2 garage approximately three blocks away. As of December 31, 2012, KPMG Tower was 93.7% leased. We are the fee simple owner of KPMG Tower.

KPMG Tower possesses a roster of 22 tenants operating in various businesses, including legal and professional services. The following table summarizes information regarding tenants occupying 10% or more of the rentable square footage at KPMG Tower as of December 31, 2012:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Date of Early Termination Option	Total Leased Square Feet		Percentage of Leased Square Feet	Annualized Rent (in thousands)	Annualized Rent Per Square Foot	Percentage of Annualized Rent
Latham & Watkins LLP	Legal Services	8/31/2025	3 x 5 yrs	12/31/2020	300,097	(1)	27.7%	$8,411	$28.03	30.9%
KPMG LLP	Professional	6/30/2014	1 x 5 yrs	N/A	175,971	(2)	16.3%	4,483	25.47	16.5%
Munger, Tolles & Olson LLP	Legal Services	2/28/2022	2 x 5 yrs	2/28/2017	165,019		15.2%	3,792	22.98	13.9%
					641,087		59.2%	$16,686	$26.03	61.3%
__________

(1)	Latham & Watkins LLP subleases 25,986 square feet to a third party.

(2)	KPMG LLP subleases 23,107 square feet to third parties.

The following table sets forth the lease expirations for leases in place at KPMG Tower as of December 31, 2012, plus available space, for each of the ten full calendar years beginning in 2013. Unless otherwise stated in the footnotes, the information set forth in the table assumes that tenants exercise no renewal options and no early termination options. As of December 31, 2012, the weighted average remaining lease term for this property was 7.4 years.

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)
2013	9	113,035	10.4%	$2,940,127	10.8%	$26.01	$26.49
2014	3	191,308	17.7%	4,876,978	17.9%	25.49	25.73
2015	3	3,550	0.3%	214,408	0.8%	60.40	64.64
2016	2	35,407	3.3%	831,758	3.1%	23.49	24.58
2017	2	30,220	2.8%	793,514	2.9%	26.26	31.66
2018	1	13,462	1.2%	308,011	1.1%	22.88	27.84
2019	2	15,857	1.5%	411,899	1.5%	25.98	32.86
2020	1	44,630	4.1%	981,860	3.6%	22.00	28.95
2021	2	88,209	8.2%	1,762,486	6.5%	19.98	30.87
2022	1	165,019	15.2%	3,792,314	13.9%	22.98	29.02
Thereafter	2	381,421	35.3%	10,323,223	37.9%	27.07	38.73
Total expiring leases	28	1,082,118	100.0%	$27,236,578	100.0%	$25.17	$31.83
Currently available		72,188
		1,154,306
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent, including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

The following table sets forth the percent leased, annualized rent and annualized rent per leased square foot for KPMG Tower as of the dates indicated below:

	Percent Leased	Annualized Rent	Annualized Rent per Leased Square Foot
December 31, 2012	93.7%	$27,236,578	$25.17
December 31, 2011	96.1%	27,594,735	24.89
December 31, 2010	94.3%	25,748,139	23.79
December 31, 2009	94.0%	24,721,196	23.00
December 31, 2008	92.5%	23,826,900	22.54

Other than normally recurring capital expenditures, we have no specific immediate plans with respect to major renovations or a redevelopment of KPMG Tower.

KPMG Tower is encumbered with mortgage debt. For more information, see Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness for the year ended December 31, 2012” of our Current Reports on Form 8-K, filed with the SEC on June 12, 2013 and August 7, 2013.

US Bank Tower—

US Bank Tower is a Class A office property located in the Bunker Hill district of the LACBD. The tallest office building on the West Coast, it stands 72 stories and has 1,432,539 net rentable square feet of office, retail and storage space. US Bank Tower’s tenants have access to 230,650 square feet of on-site parking in addition to off-site parking at our Westlawn garage across the street. The US Bank Tower property also includes a free-standing restaurant located in the Maguire Gardens across the street. Developed in 1989 by the Maguire Organization and designed by I.M. Pei & Partners, the exterior of US Bank Tower is constructed of an interlocking set of granite planes and curves that step down in a series of terraces and ledges to colonnades of glass at the base. As of December 31, 2012, US Bank Tower was 56.6% leased. We are the fee simple owner of US Bank Tower.

US Bank Tower possesses a roster of 53 tenants operating in various businesses, including finance services. The following table summarizes information regarding tenants occupying 10% or more of the rentable square footage at US Bank Tower as of December 31, 2012:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Date of Early Termination Option	Total Leased Square Feet		Percentage of Leased Square Feet	Annualized Rent (in thousands)	Annualized Rent Per Square Foot	Percentage of Annualized Rent
US Bank, National Association	Finance	6/30/2015	1 x 5 yrs	N/A	154,304	(1)	19.0%	$4,184	$27.12	22.3%
__________

(1)	US Bank subleases 48,414 square feet to a third party.

The following table sets forth the lease expirations for leases in place at US Bank Tower as of December 31, 2012, plus available space, for each of the ten full calendar years beginning in 2013. Unless otherwise stated in the footnotes, the information set forth in the table assumes that tenants exercise no renewal options and no early termination options. As of December 31, 2012, the weighted average remaining lease term for this property was 4.1 years.

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)
2012	14	63,491	7.8%	$954,218	5.1%	$15.03	$15.03
2013	4	25,428	3.1%	613,625	3.3%	24.13	25.54
2014	13	337,557	41.6%	8,277,200	44.0%	24.52	26.37
2015	3	27,270	3.4%	735,242	3.9%	26.96	30.97
2016	7	100,406	12.4%	2,390,484	12.7%	23.81	27.17
2017	4	41,466	5.1%	1,073,345	5.7%	25.88	31.26
2018	5	71,980	8.9%	1,716,752	9.1%	23.85	30.60
2019	4	106,232	13.1%	2,162,025	11.5%	20.35	23.13
2020	1	36,966	4.6%	880,040	4.7%	23.81	29.72
2021	—	—	—%	—	—%	—	—
Thereafter	—	—	—%	—	—%	—	—
Total expiring leases	55	810,796	100.0%	$18,802,931	100.0%	$23.19	$26.06
Currently available		621,743
		1,432,539
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent, including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

The following table sets forth the percent leased, annualized rent and annualized rent per leased square foot for US Bank Tower as of the dates indicated below:

	Percent Leased	Annualized Rent	Annualized Rent per Leased Square Foot
December 31, 2012	56.6%	$18,802,931	$23.19
December 31, 2011	55.1%	18,501,684	23.45
December 31, 2010	57.9%	19,213,753	23.18
December 31, 2009	62.2%	23,845,299	27.10
December 31, 2008	65.6%	24,392,936	26.33

Other than normally recurring capital expenditures, we have no specific immediate plans with respect to major renovations or a redevelopment of US Bank Tower.

US Bank Tower is encumbered with mortgage debt. On June 18, 2013, we sold US Bank Tower and the Westlawn off-site parking garage. For more information, see Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness for the year ended December 31, 2012” of our Current Reports on Form 8-K, filed with the SEC on June 12, 2013 and August 7, 2013.

777 Tower—

Developed in 1991, 777 Tower is considered by many to be one of the highest quality office properties in Southern California. The 52-story high-rise, designed by Cesar Pelli, has 1,017,268 net rentable square feet of office and storage space. 777 Tower’s tenants have access to 104,599 square feet of on-site parking in addition to off-site parking at an adjacent garage. 777 Tower features a distinctive sculpted white metal and glass exterior and a three-story Italian marble lobby and is LEED Gold certified. As of December 31, 2012, 777 Tower was 80.6% leased. We are the fee simple owner of 777 Tower.

777 Tower possesses a roster of 32 tenants operating in various businesses, including finance services. The following table summarizes information regarding tenants occupying 10% or more of the rentable square footage at 777 Tower as of December 31, 2012:

Tenant	Principal Nature of Business	Lease Expiration	Renewal Options	Date of Early Termination Option	Total Leased Square Feet		Percentage of Leased Square Feet	Annualized Rent (in thousands)	Annualized Rent Per Square Foot	Percentage of Annualized Rent
Marsh USA, Inc.	Insurance	4/30/2018	2 x 5 yrs	4/30/2015	210,722	(1)	25.7%	$4,320	$20.50	23.8%
American Home Assurance	Insurance	8/31/2013	N/A	N/A	112,042	(2)	13.7%	2,280	20.35	12.5%
					322,764		39.4%	$6,600	$20.45	36.3%
__________

(1)	Marsh USA, Inc. subleases 63,105 square feet to a third party.

(2)	American Home Assurance subleases 1,993 square feet to a third party.

The following table sets forth the lease expirations for leases in place at 777 Tower as of December 31, 2012, plus available space, for each of the ten full calendar years beginning in 2013. Unless otherwise stated in the footnotes, the information set forth in the table assumes that tenants exercise no renewal options and no early termination options. As of December 31, 2012, the weighted average remaining lease term for this property was 4.6 years.

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)
2013	5	145,000	17.7%	$3,214,978	17.7%	$22.17	$22.45
2014	4	28,593	3.5%	669,106	3.7%	23.40	24.33
2015	5	54,294	6.6%	1,275,440	7.0%	23.49	24.25
2016	3	41,921	5.1%	961,886	5.3%	22.95	25.50
2017	6	119,994	14.6%	2,788,701	15.3%	23.24	25.66
2018	5	234,944	28.7%	4,888,039	26.9%	20.81	24.09
2019	1	59,907	7.3%	1,317,954	7.2%	22.00	28.95
2020	1	34,722	4.2%	826,384	4.5%	23.80	31.31
2021	2	56,150	6.9%	1,271,826	7.0%	22.65	30.99
2022	—	—	—%	—	—%	—	—
Thereafter	1	44,332	5.4%	975,304	5.4%	22.00	29.97
Total expiring leases	33	819,857	100.0%	$18,189,618	100.0%	$22.19	$25.57
Currently available		197,411
		1,017,268
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent, including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

The following table sets forth the percent leased, annualized rent and annualized rent per leased square foot for 777 Tower as of the dates indicated below:

	Percent Leased	Annualized Rent	Annualized Rent per Leased Square Foot
December 31, 2012	80.6%	$18,189,618	$22.19
December 31, 2011	82.2%	18,349,616	21.97
December 31, 2010	79.6%	17,802,586	22.03
December 31, 2009	92.0%	19,910,852	21.40
December 31, 2008	91.9%	19,139,555	20.61

Other than normally recurring capital expenditures, we have no specific immediate plans with respect to major renovations or a redevelopment of 777 Tower.

777 Tower is encumbered with mortgage debt. For more information, see Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness for the year ended December 31, 2012” of our Current Reports on Form 8-K, filed with the SEC on June 12, 2013 and August 7, 2013.

Depreciation

The following table sets forth for each property that comprised 10% or more of our total consolidated assets as of December 31, 2012 or that had gross revenues that amounted to 10% or more of our consolidated gross revenues for the year end December 31, 2012 and component thereof upon which depreciation is taken, the (i) federal tax basis, (ii) depreciation rate, (iii) method, and (iv) life claimed with respect to such property or component thereof for purposes of depreciation.

Property	Federal Tax Basis	Depreciation Rate	Method (1)	Life Claimed (in years) (1)
Gas Company Tower	$395,091,386	Various	MACRS, SL	7, 31.5, 39, 40
Wells Fargo Tower	279,121,677	Various	MACRS, SL	5, 7, 39
KPMG Tower	110,866,685	Various	MACRS, SL	7, 39
US Bank Tower	199,266,284	Various	MACRS, SL	5, 7, 39
777 Tower	326,243,518	Various	MACRS, SL	5, 7, 15, 39
__________

(1)
Depreciation method and life claimed for the properties above are determined by reference to the IRS-mandated method of depreciating assets placed into service after 1986, known as Modified Accelerated Cost Recovery System (“MACRS”).

Real Estate Taxes

The following table sets forth for each property that comprised 10% or more of our total consolidated assets as of December 31, 2012 or that had gross revenues that amounted to 10% or more of our consolidated gross revenues for the year end December 31, 2012, the real estate tax rate in effect for the 2012 tax year and related tax amounts:

Property	Current Tax Rate	Total Annual Tax	Taxes Related to Direct Assessments
Gas Company Tower	1.26555%	$4,399,649	$370,577
Wells Fargo Tower	1.26555%	4,461,934	232,914
KPMG Tower	1.26555%	3,463,161	191,435
US Bank Tower	1.26555%	4,267,695	206,494
777 Tower	1.26555%	3,599,826	158,981

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences relating to our election to be taxed as a REIT and the acquisition, ownership and disposition of our common stock. This summary is for general information only and is not tax advice.

This information is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service, or the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to the federal income tax treatment of REITs and their stockholders are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, the Treasury Regulations, and related administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences associated with the acquisition, ownership, sale or other disposition of our common stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of our common stock, including the U.S. federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General. We elected to be taxed as a REIT under Sections 856 to 860 of the Code, commencing with our taxable year ended December 31, 2003. We believe that we have always operated in a manner so as to continue to qualify for taxation as a REIT. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus. Latham & Watkins LLP rendered an opinion to us on April 30, 2010 in connection with the original filing of this prospectus to the effect that, commencing with our taxable year ended December 31, 2003, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update, and has not updated, its opinion subsequent to its date.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate-level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	first, we will be required to pay tax at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains;

•	second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances;

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third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect;

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fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business;

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fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (b) the amount by which 95% of our gross income (90% for our taxable years ending on or before December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability;

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sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test;

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seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described in more detail below) and the violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure;

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eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods;

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ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS has issued Proposed Treasury Regulations which would exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code. These Proposed Treasury Regulation will not be effective unless they are issued in their final form, and as of the date of this prospectus, it is not possible to determine whether the proposed regulations will be finalized in their current form or at all;

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tenth, from time to time, we may own certain subsidiaries that are C corporations, such as a taxable REIT subsidiary, which generally will be required to pay federal corporate income tax on their earnings;

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eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” See “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations; and

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twelfth, we may be required to pay penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the transfer restrictions relating to our outstanding common stock is contained in this prospectus under the heading “Restrictions on Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the REIT gross income tests and the REIT asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the REIT gross income and REIT asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and indirect control of some of the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the U.S. federal tax requirements described in this discussion, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset test described below. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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We, or an actual or constructive owner of 10% or more of our common stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if (1) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space or (2) the property to which the rents relate is a “qualified lodging facility” or “qualified health care property” and such property is operated on behalf of the taxable REIT subsidiary by an “eligible independent contractor” and certain other requirements are met. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants of its parent REIT is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. Notwithstanding the foregoing, we may take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

We sold the Plaza Las Fuentes Westin in 2011. Prior to its disposition, the Plaza Las Fuentes Westin had been leased by us to a wholly-owned subsidiary of a taxable REIT subsidiary of ours. For all periods during which we owned the property, we believe the Plaza Las Fuentes Westin constituted a “qualified lodging facility” that was operated on behalf of the taxable REIT subsidiary tenant by an “eligible independent contractor” from whom we did not derive any income. Thus, we believe that the rents we derived with respect to the Plaza Las Fuentes Westin lease qualified as rents from real property pursuant to the rules described above.

Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize (including any net foreign currency gain recognized after July 30, 2008) on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Except as provided below, we do not intend to permit our operating partnership to enter into any sales that are prohibited transactions or that would require us to pay the 100% penalty tax. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. From time to time, we acquire certain properties that we do not intend to hold for investment purposes through a taxable REIT subsidiary which is not subject to the 100% penalty tax on prohibited transactions. Any gain recognized by the taxable REIT subsidiary upon the sale of such property, and any income earned by the taxable REIT subsidiary while it operated such property before such sale, would be subject to regular federal corporate taxation.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries where the taxable REIT subsidiary is inadequately compensated, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time our taxable REIT subsidiaries may provide services to our tenants. We intend to set any fees paid to our taxable REIT subsidiaries for such services at arm’s-length rates, although the fees paid may not satisfy the safe harbor provisions described above. We also believe that the rent paid by the subsidiary of our taxable REIT subsidiary to our operating partnership pursuant to the Plaza Las Fuentes Westin lease reflects an arm’s-length charge. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s‑length fee for tenant services over the amount actually paid or on any excess rents paid to us by our taxable REIT subsidiary.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Our operating partnership owns, directly and indirectly, the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our indirect ownership of such company’s stock. We may acquire securities in additional taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded 20% of the aggregate value of our gross assets in any taxable year ending on or before December 31, 2008 and 25% of the aggregate value of our gross assets at times thereafter. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including, for our taxable year beginning on January 1, 2009 and all taxable years thereafter, a change caused by changes in the foreign currency exchange rate used to value any foreign assets we might own). If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we failed to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We believe we have made timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations for the years during which we generated positive taxable income. However, for several taxable years prior to 2012, we did not generate positive taxable income and therefore had no distribution requirement. In 2012, we generated positive taxable income but were able to offset it with net operating loss carryforwards from prior years, although we did incur some federal and state income tax liability for alternative minimum tax. Accordingly, we did not pay distributions to our stockholders in 2012, and we do not anticipate being required to pay distributions with respect to the current taxable year to satisfy the distribution requirements.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a nondeductible 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirements and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. Our operating partnership may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2006, specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, individuals may be eligible for the preferential rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability
Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are generally required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of our REIT taxable income and for purposes of the REIT distribution requirements. Moreover, for purposes of the REIT asset tests, we will include our pro rata share of assets held by our operating partnership, including our share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. The operating partnership agreement generally provides that items of operating income will be allocated to the holders of common units to the extent of cumulative net losses previously allocated to such common unit holders not previously offset by cumulative net income allocations, then to us to the extent of the accrued preferred return on our preferred units and then to the holders of common units in proportion to the number of common units held by each such unit holder. Items of operating loss will generally be allocated first to the holders of common units in proportion to the number of common units held until each such unit holder’s capital account is zero, and then to us. Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guaranties or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss, which generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property was contributed to our operating partnership in exchange for interests in our operating partnership in connection with the formation transactions. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (i) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of Holders of Our Common Stock

The following summary describes the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our common stock. This summary deals only with our common stock held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending upon your particular situation.

This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “—Taxation of Tax-Exempt Stockholders” and “—Taxation of Non-United States Holders,” special rules not discussed here may apply to you if you are:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships, pass-through entities and persons holding our stock through a partnership or other pass‑through entity;

•	stockholders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	foreign corporations or partnerships, and persons who are not residents or citizens of the United States.;

•	broker-dealers or dealers in securities or currencies;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

United States Holders

If you are a “U.S. holder,” as defined below, this section applies to you. Otherwise, the next section, “Non‑United States Holders,” applies to you.

Definition of U.S. Holder. A “U.S. holder” is a beneficial holder of our common stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•
a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you hold shares of our common stock and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

Taxation of Taxable United States Holders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts that have previously been subject to corporate level tax discussed below, will be taxable to taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock and preferred stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•
include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock. If a U.S. holder sells or disposes of shares of our common stock to a person other than us, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Foreign Accounts. Certain future payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our common stock and the effective date of such rules. See “—Foreign Accounts.”

Information Reporting and Backup Withholding. We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the holder comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain dividends to any U.S. holders who fail to certify their non-foreign status. See “—Taxation of Non-United States Holders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our common stock generally should not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-United States Holders

The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our common stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address any state, local or foreign tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock dividends) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a U.S. trade or business (through a U.S. permanent establishment, where applicable) generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non‑U.S. holder to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our common stock, but rather will reduce the adjusted basis of such stock. To the extent that these distributions exceed a non-U.S. holder’s adjusted basis in our common stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of U.S. real property interests described below, we expect to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

(1)
the investment in our common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty), as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of U.S. real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to a non-U.S. holder attributable to gain from sales or exchanges by us of U.S. real property interests. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability.

Sale of Our Common Stock. Gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. taxation unless such stock constitutes a U.S. real property interest within the meaning of FIRPTA. Our common stock will not constitute a U.S. real property interest so long as we are a “domestically-controlled qualified investment entity.” A domestically‑controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity. In addition, because our common stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (2) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses). In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described below), a non-U.S. holder may be treated as having gain from the sale, exchange or other taxable disposition of U.S. real property interest if the non-U.S. holder (or certain of its affiliates or related parties) (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. did not own more than 5% of our common stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and our common stock is “regularly traded,” as defined by applicable Treasury Regulations. Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our common stock.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non‑U.S. holder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. federal income taxation under FIRPTA as a sale of a “U.S. real property interest” if:

(1)	our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and

(2)
such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of such sale or exchange or the holder’s holding period for our stock.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non‑U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of such common stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.
Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS

Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.
Tax Rates

The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances.
Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause(1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding provisions may be subject to different rules.

The withholding provisions described above will generally apply to payments of dividends made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction or any federal tax other than the income tax. You should consult your tax advisors regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in our common stock.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

The information provided in Part II, Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013, is incorporated by reference herein.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the stock of our company in this section does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which we have previously filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 100,000,000 shares of common stock, $0.01 par value per share, or common stock, and 50,000,000 shares of preferred stock, $0.01 par value per share, or preferred stock, 10,000,000 shares of which are classified as Series A cumulative redeemable preferred stock, or Series A preferred stock. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. As of August 23, 2013, 57,460,577 shares of our common stock were issued and outstanding and 9,730,370 shares of Series A preferred stock were issued and outstanding. The 57,460,577 outstanding shares of our common stock excludes the 25,526 shares of common stock, as of August 23, 2013, which we may issue in exchange for presently outstanding common units which may be tendered for redemption to our operating partnership.

Common Stock

All outstanding shares of our common stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer and ownership of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election (except any Preferred Directors, as discussed in “—7.625% Series A Cumulative Redeemable Preferred Stock” below) and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage in these situations. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, operating assets may be held by our subsidiaries and these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock into other classes or series of stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series subject to the limited rights of holders of our Series A preferred stock and each parity class or series of preferred stock, voting together as a single class, to approve certain issuances of senior classes or series of stock. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest. Other than the Series A preferred stock, no shares of preferred stock are outstanding.

7.625% Series A Cumulative Redeemable Preferred Stock

General. Our board of directors and a duly authorized committee thereof approved articles supplementary, a copy of which we have previously filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part, creating the Series A preferred stock as a series of our preferred stock, designated as the 7.625% Series A Cumulative Redeemable Preferred Stock. The Series A preferred stock is validly issued, fully paid and nonassessable.

The Series A preferred stock is currently listed on the NYSE as “MPG Pr A.”

Ranking. The Series A preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

•	senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the Series A preferred stock;

•	on parity with any class or series of our stock expressly designated as ranking on parity with the Series A preferred stock; and

•	junior to any other class or series of our stock expressly designated as ranking senior to the Series A preferred stock.

Dividend Rate and Payment Date. Investors are entitled to receive cumulative cash dividends on the Series A preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of January, April, July and October of each year, at the rate of 7.625% per annum of the $25.00 liquidation preference per share. Dividends on the Series A preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. From January 23, 2004 until October 31, 2008, we paid quarterly dividends on our Series A preferred stock at a rate of $0.4766 per share. On December 19, 2008, our board of directors suspended the payment of dividends on our Series A preferred stock. Dividends on our Series A preferred stock are cumulative and, therefore, will continue to accrue at an annual rate of $1.9064 per share. As of July 31, 2013, we have missed 19 quarterly dividend payments totaling $88.1 million, which gives the holders of our Series A preferred stock the right to elect (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) two additional members to our board of directors (the “Preferred Directors”). The holders of our Series A preferred stock will have the right to elect the Preferred Directors until all dividends in arrears and the then current period’s dividend have been fully paid, or until such dividends have been declared and an amount sufficient for the payment thereof has been set aside for payment, at which time the terms of the Preferred Directors will automatically terminate. On February 2, 2011, the holders of our Series A preferred stock elected two directors to our board of directors and these directors continue to serve on the board.

Liquidation Preference. If we liquidate, dissolve or wind-up, holders of the Series A preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to and including the date of payment, before any payment is made to holders of our common stock and any other class or series of stock ranking junior to the Series A preferred stock as to liquidation rights. The rights of holders of Series A preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our stock ranking on parity with the Series A preferred stock as to liquidation.

Optional Redemption. Our Series A preferred stock is redeemable at our option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends up to and including the redemption date. Any partial redemption will be on a pro rata basis.

No Maturity, Sinking Fund or Mandatory Redemption. The Series A preferred stock has no maturity date and we are not required to redeem the Series A preferred stock at any time. Accordingly, the Series A preferred stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. The Series A preferred stock is not subject to any sinking fund.

Voting Rights. Holders of Series A preferred stock generally have no voting rights. As of July 31, 2013, however, we have missed 19 quarterly dividend payments, which gives the holders of our Series A preferred stock the right to elect (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) the Preferred Directors. The holders of our

Series A preferred stock will have the right to elect the Preferred Directors until all dividends in arrears and the then current period’s dividend have been fully paid, or until such dividends have been declared and an amount sufficient for the payment thereof has been set aside for payment, at which time the terms of the Preferred Directors will automatically terminate. In addition, we may not make certain material and adverse changes to the terms of the Series A preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A preferred stock and the holders of all other shares of any class or series ranking on parity with the Series A preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. The Series A preferred stock is not convertible into or exchangeable for any of our other property or securities.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

Subject to the limited rights of holders of our Series A preferred stock and each parity class or series of preferred stock, voting together as a single class, to approve certain issuances of senior classes or series of stock, additional classes or series of stock, including the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Transfer and Ownership

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of our Series A preferred stock. A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our stock.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of shares of our stock by an individual or entity (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) in amounts that do not exceed the ownership limit could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively shares of our stock in excess of the ownership limit.

Our board of directors may, in its sole discretion, waive the ownership limit as it applies to our common stock with respect to a particular stockholder if it:

•
determines that such ownership will not cause any individual’s beneficial ownership of shares of our common stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT; and

•
determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code.

Our board of directors may also, in its sole discretion, waive the ownership limit as it applies to our Series A preferred stock with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. At no time since our inception has our board of directors granted such a waiver to any holder of our common or Series A preferred stock.

As a condition of our waiver of the ownership limit as it applies to any of our stock, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

In connection with the waiver of the ownership limit as it applies to our stock or at any other time, our board of directors may decrease the ownership limit as it applies to our stock for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our stock in excess of such percentage ownership will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer stockholders to beneficially own more than 49% in value of our outstanding stock.

Our charter provisions further prohibit:

•
any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•
any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

Pursuant to our charter documents, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limit or such other limit as established by our board of directors or would result in us being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares in excess of the ownership limit or causing us to be “closely held” or otherwise to fail to qualify as a REIT (rounded up to the nearest whole) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” or otherwise failing to qualify as a REIT, then our charter documents provide that the transfer of the excess shares will be void. If any transfer would result in shares of our stock being beneficially owned by fewer than 100 persons, then any such purported transfer will be void and of no force or effect.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported record transferee for such shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy such shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell such shares to a person or entity designated by the trustee who could own such shares without violating the ownership limit or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (i) the price paid by the purported record transferee or owner for such shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trust for such shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of our stock on our status as a REIT and to ensure compliance with the ownership limit, or as otherwise permitted by our board of directors.

All certificates representing shares of our stock bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A preferred stock is American Stock Transfer & Trust Company, LLC.

EXCHANGE OF COMMON UNITS FOR COMMON STOCK
Terms of the Exchange
The holders of common units of our operating partnership who hold common units which may be redeemed for shares of our common stock are referred to as the “selling stockholders.” The selling stockholders hold an aggregate of 25,526 common units. The selling stockholders may require our operating partnership to redeem their common units by delivering to us, as general partner of our operating partnership, a notice of redemption. Upon receipt of the notice of redemption, we may, in our sole and absolute discretion, elect to redeem some or all of such common units for cash or, subject to the limitations on ownership and transfer of our common stock set forth in our charter, elect to exchange some or all of those common units for shares of our common stock on a one-for-one basis, subject to adjustment as described in the section entitled “Description of the Partnership Agreement of MPG Office, L.P.—Redemption/Exchange Rights.”
Once we receive a notice of redemption from a common limited partner, we will determine whether to redeem the tendering partner’s common units for cash or exchange some or all of the tendering partner’s common units for shares of our common stock. We will promptly notify the tendering partner if we decide to exchange the tendering partner’s common units for shares of our common stock. Any shares of our common stock that we issue will be duly authorized, validly issued, fully paid and nonassessable shares, free of any pledge, lien, encumbrance or restriction other than those provided in:

•	our charter;

•	our bylaws;

•	the Securities Act;

•	relevant state securities or blue sky laws; and

•	any applicable registration rights agreement with respect to the shares entered into by the tendering partner.

Each tendering partner will continue to own all common units subject to any redemption or exchange, and be treated as a limited partner with respect to the common units for all purposes, until the limited partner transfers the common units to us, is paid for them or receives shares of our common stock in exchange for them. Until that time, the limited partner will have no rights as one of our stockholders.
Conditions to the Exchange
We will issue shares of our common stock in exchange for common units to a tendering partner if each of the following conditions is satisfied or waived:

•	the exchange would not cause the tendering partner or any other person to violate the ownership limit set forth in our charter or any other provision of our charter;

•	the exchange is for at least 1,000 common units, or, if less than 1,000 common units, all of the common units held by the tendering partner;

•
the redemption is not effected during the period after the record date that we established for a distribution from our operating partnership to its partners and before the record date that we established for a distribution to our common stockholders; and

•
the consummation of any redemption or exchange will be subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

LEGAL PROCEEDINGS

General

We are involved in various litigation and other legal matters, including personal injury claims and administrative proceedings, which we are addressing or defending in the ordinary course of business. Management believes that any liability that may potentially result upon resolution of the matters that are currently pending will not have a material adverse effect on our business, financial condition or financial statements as a whole.

Merger-Related Litigation

Following the announcement of the execution of the Merger Agreement, seven putative class actions were filed against the Company, the members of the Company’s board of directors, the operating partnership, Brookfield, Sub REIT, REIT Merger Sub, Partnership Merger Sub and Brookfield DTLA Inc. Five of these lawsuits were filed on behalf of the Company’s common stockholders: (i) two lawsuits, captioned Coyne v. MPG Office Trust, Inc., et al., No. BC507342 (the “Coyne Action”), and Masih v. MPG Office Trust, Inc., et al., No. BC507962 (the “Masih Action”), were filed in the Superior Court of the State of California in Los Angeles County on April 29, 2013 and May 3, 2013, respectively; and (ii) three lawsuits, captioned Kim v. MPG Office Trust, Inc. et al., No. 24‑C-13-002600 (the “Kim Action”), Perkins v. MPG Office Trust, Inc., et al., No. 24‑C-13-002778 (the “Perkins Action”) and Dell’Osso v. MPG Office Trust, Inc., et al., No. 24-C-13-003283 (the “Dell’Osso Action”) were filed in the Circuit Court for Baltimore City, Maryland on May 1, 2013, May 8, 2013 and May 22, 2013, respectively (collectively, the “Common Stock Actions”). Two lawsuits, captioned Cohen v. MPG Office Trust, Inc. et al., No. 24‑C-13-004097 (the “Cohen Action”) and Donlan v. Weinstein, et al., No. 24‑C-13-004293 (the “Donlan Action”), were filed on behalf of the Company’s preferred stockholders in the Circuit Court for Baltimore City, Maryland on June 20, 2013 and July 2, 2013, respectively (collectively, the “Preferred Stock Actions,” together with the Common Stock Actions, the “Merger Litigations”).

In each of the Common Stock Actions, the plaintiffs allege, among other things, that the Company’s board of directors breached their fiduciary duties in connection with the merger by failing to maximize the value of the Company and ignoring or failing to protect against conflicts of interest, and that Brookfield DTLA Holdings LLC, Sub REIT, REIT Merger Sub and Partnership Merger Sub (collectively, the “Brookfield Parties”) named as defendants aided and abetted those breaches of fiduciary duty. The Kim Action further alleges that the operating partnership also aided and abetted the breaches of fiduciary duty by the Company’s board of directors, and the Dell’Osso Action further alleges that the Company and the operating partnership aided and abetted the breaches of fiduciary duty by the Company’s board of directors. On June 4, 2013, the Kim and Perkins plaintiffs filed identical, amended complaints in the Circuit Court for Baltimore City, Maryland. On June 5, 2013, the Masih plaintiffs also filed an amended complaint in the Superior Court of the State of California in Los Angeles County. The three amended complaints, as well as the Dell’Osso Action complaint, allege that the preliminary proxy statement filed by the Company with the SEC on May 21, 2013 is false and/or misleading because it fails to include certain details of the process leading up to the merger and fails to provide adequate information concerning the Company’s financial advisors.

In each of the Preferred Stock Actions, which were brought on behalf of Company’s preferred stockholders, the plaintiffs allege, among other things, that, by entering into the Merger Agreement and tender offer, the Company breached the Articles Supplementary, which governs the issuance of the Company Preferred Shares, that the Company’s board of directors breached their fiduciary duties by agreeing to a Merger Agreement that violated the preferred stockholders’ contractual rights and that the relevant Brookfield Parties named as defendants aided and abetted those breaches of contract and fiduciary duty. On July 15, 2013, the plaintiffs in the Preferred Stock Actions filed a joint amended complaint in the Circuit Court for Baltimore City, Maryland that further alleges that the Company’s board of directors failed to disclose material information regarding Brookfield’s extension of the tender offer. On that same day, an intervenor plaintiff, preferred stockholder EJF Debt Opportunities Master Fund, L.P., EJF Debt Opportunities Master Fund II, LP, and EJF Select Master Fund (collectively ‘‘EJF’’), filed a brief in support of the Cohen and Donlan plaintiffs’ motion for preliminary injunction, which included additional allegations that (i) the Company’s board of directors breached their fiduciary duties by entering into a transaction that favored the common stockholders and disfavored the preferred stockholders; and (ii) the disclosures filed by the Company and Brookfield are misleading because the new preferred shares will not have the same rights as the existing preferred shares because of the ability of other Brookfield subsidiaries to issue securities that will have an effective priority over the new preferred shares.

The plaintiffs in the seven lawsuits seek an injunction against the merger, rescission or rescissory damages in the event the merger has been consummated, an award of fees and costs, including attorneys’ and experts’ fees, and other relief.

By letter dated June 13, 2013, plaintiffs in the Kim, Perkins, and Dell’Osso actions jointly requested that the Circuit Court for Baltimore City, Maryland issue a stay of the cases in Maryland, pending the resolution of the Coyne Action and the Masih Action in California. On June 25, 2013, the Superior Court of the State of California in Los Angeles County ordered the Coyne Action and the Masih Action to be consolidated (the “Consolidated Common Stock Action”).

On July 10, 2013, solely to avoid the costs, risks and uncertainties inherent in litigation, the Company and the other named defendants in the Consolidated Common Stock Action signed a memorandum of understanding (the ‘‘MOU’’), regarding a proposed settlement of all claims asserted therein. The MOU provides, among other things, that the parties will seek to enter into a stipulation of settlement which provides for the release of all asserted claims. The asserted claims will not be released until such stipulation of settlement is approved by the court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. Additionally, as part of the MOU, the Company agreed (i) to make certain additional disclosures related to the merger, which were filed with the SEC on a Schedule 14A dated July 11, 2013, (ii) to amend the Merger Agreement to allow the Company to release third parties currently subject to confidentiality agreements with the Company from any standstill restrictions contained in such agreements and (iii) to file a Current Report on Form 8-K and related press release (which were respectively filed and issued on July 11, 2013). Finally, in connection with the proposed settlement, plaintiffs in the Consolidated Common Stock Action intend to seek, and the defendants have agreed to pay, an award of attorneys’ fees and expenses in an amount to be determined by the Superior Court of the State of California in Los Angeles County. This payment will not affect the amount of consideration to be received by the Company’s stockholders pursuant to the terms of the Merger Agreement.

In the Preferred Stock Actions, at a hearing on July 24, 2013, the Circuit Court for Baltimore City, Maryland denied plaintiffs’ motion for a preliminary injunction that sought to enjoin the tender offer and the merger.

PRINCIPAL STOCKHOLDERS

The following table sets forth the only persons known to us to be the beneficial owner, or deemed to be the beneficial owner, of more than 5% of our common stock (or common stock currently outstanding and common stock issuable at our option upon the redemption of noncontrolling common units of the operating partnership) as of August 23, 2013:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)	Percent of Common Stock and Units (1)
(a)	(b)	(c)	(d)
Wells Fargo & Company (2) 420 Montgomery Street San Francisco, CA 94104	5,597,662	9.74%	9.74%

DW Investment Management, LP (3) 590 Madison Avenue, 9th Floor New York, NY 10022	4,625,267	8.05%	8.05%

HG Vora Capital Management, LLC (4) 870 Seventh Avenue Second Floor New York, NY 10019	4,521,500	7.87%	7.87%

Appaloosa Partners Inc. (5) c/o Appaloosa Management L.P. 51 John F. Kennedy Parkway Short Hills, NJ 07078	4,099,174	7.13%	7.13%
__________

(1)
Amounts and percentages in this table are based on 57,460,577 shares of our common stock and 25,526 noncontrolling common units of the operating partnership (other than units held by MPG Office Trust, Inc.) outstanding as of August 23, 2013. Operating partnership units are redeemable for cash or, at our option, shares of our common stock on a one-for-one basis.

(2)
Information regarding Wells Fargo & Company (“WFC”) and Wells Fargo Bank, N.A. (“WFB”) is based solely on a Schedule 13G filed with the SEC on February 13, 2013. The Schedule 13G indicates that (i) WFC had sole voting and dispositive power with respect to 5,596,227 shares of our common stock and shared voting or dispositive power with respect to 1,435 shares of our common stock; and (ii) WFB had sole voting and dispositive power with respect to 5,594,220 shares of our common stock and shared voting or dispositive power with respect to 1,435 shares of our common stock. The Schedule 13G indicates that WFB is subsidiary of WFC and that aggregate beneficial ownership reported by WFC is on a consolidated basis and includes any beneficial ownership reported by a subsidiary. The business address of WFB is 101 North Phillips Avenue, Sioux Falls, SD 57104.

(3)
Information regarding DW Investment Management, LP (“DWIM”) and DW Investment Partners, LLC (“DWIP”) is based solely on a Schedule 13G filed with the SEC on February 14, 2013. The Schedule 13G indicates that DWIM and DWIP have shared voting and dispositive power with respect to 4,625,267 shares of our common stock and no sole voting or dispositive power. The Schedule 13G indicates that DWIM serves as the investment manager of the accounts of certain private funds and may direct the vote and dispose of the 4,625,267 shares of our common stock held by such funds. DWIP serves as the general partner of DWIM and may direct DWIM to direct the vote and disposition of the 4,625,267 shares of our common stock held by such funds. The business address of DWIP is 590 Madison Avenue, 9th Floor, New York, NY 10022.

(4)
Information regarding HG Vora Special Opportunities Master Fund, Ltd. (the “Fund”), HG Vora Capital Management, LLC (the “Investment Manager”) and Parag Vora is based solely on a Schedule 13G/A filed with the SEC on February 14, 2013. The Schedule 13G/A indicates that (i) the Fund directly owned and had shared voting and dispositive power with respect to 4,521,500 shares of our common stock and no sole voting or dispositive power; (ii) the Investment Manager may be deemed to have beneficially owned and had shared voting and dispositive power with respect to 4,521,500 shares of our common stock and no sole voting or dispositive power; and (iii) Mr. Vora may be deemed to have beneficially owned and had shared voting and dispositive power with respect to 4,521,500 shares of our common stock and no sole voting or dispositive power. The business address of the Fund is Queensgate House, South Church Street, Grand Cayman, KY1-1108, Cayman Islands. The business address of Mr. Vora is 870 Seventh Avenue, Second Floor, New York, NY 10019.

(5)
Information regarding Appaloosa Investment Limited Partnership I (“AILP”), Palomino Fund Ltd. (“Palomino”), Thoroughbred Fund L.P. (“TFLP”), Thoroughbred Master Ltd. (“TML”), Appaloosa Management L.P. (“AMLP”), Appaloosa Partners Inc. (“API”) and David A. Tepper is based solely on a Schedule 13G/A filed with the SEC on February 14, 2013. The Schedule 13G/A indicates that (i) AILP had shared voting and dispositive power with respect to 1,319,771 shares of our common stock and no sole voting or dispositive power; (ii) Palomino had shared voting and dispositive power with respect to 1,927,644 shares of our common stock and no sole voting or dispositive power; (iii) TFLP had shared voting and dispositive power with respect to 416,736 shares of our common stock and no sole voting or dispositive power; (iv) TML had shared voting and dispositive power with respect to 435,023 shares of our common stock and no sole voting or dispositive power; (v) AMLP had shared voting and dispositive power with respect to 4,099,174 shares of our common stock and no sole voting or dispositive power; (vi) API had shared voting and dispositive power with respect to 4,099,174 shares of our common stock and no sole voting or dispositive power; and (vii) Mr. Tepper had shared voting and dispositive power with respect to 4,099,174 shares of our common stock and no sole voting or dispositive power. The Schedule 13G/A indicates that Mr. Tepper is the sole stockholder and the President of API. API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interest in, AMLP. AMLP is the general partner of AILP and TFLP, and acts as investment advisor to Palomino and TML.

MANAGEMENT

The information provided in Part III, Item 10 of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013, is incorporated by reference herein.

EXECUTIVE COMPENSATION

The information provided in Part III, Item 11 of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013, is incorporated by reference herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information provided in Part III, Item 13 of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013, is incorporated by reference herein.

DESCRIPTION OF THE
PARTNERSHIP AGREEMENT OF MPG OFFICE, L.P.

We have summarized the material terms and provisions of the Second Amended and Restated Agreement of Limited Partnership of MPG Office, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us” and “our company” refer to MPG Office Trust, Inc.

Management of Our Operating Partnership

Our operating partnership, MPG Office, L.P., is a Maryland limited partnership that was formed on June 26, 2002. We are the sole general partner of our operating partnership and conduct substantially all of our business in or through it. As sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. Certain restrictions under the partnership agreement limit our ability to engage in a business combination as more fully described in “Termination Transactions” below.

The limited partners of our operating partnership expressly acknowledged that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. Our company is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners shall be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions; provided, that we have acted in good faith.

The partnership agreement provides that all our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and that our operating partnership must be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT.

Transferability of Interests

Except in connection with a transaction described in “—Termination Transactions” below, we, as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the consent of a majority of the units held by limited partners (other than limited partners 50% or more of whose equity is owned, directly or indirectly, by us as general partner). Any transfer of common units by the limited partners, other than certain exceptions, will be subject to a right of first refusal by us and must be made only to “accredited investors” as defined under Rule 501 of the Securities Act.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners owning at least 25% of the units held by limited partners.

Generally, the partnership agreement may be amended, modified or terminated with the approval of partners holding 66-2/3% of all outstanding units (including the units held by us as general partner). As general partner, we will have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•	set forth or amend the designations, rights, powers, duties and preferences of holders of any additional units issued in accordance with the terms of the partnership agreement;

•
reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•	satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling, regulation of a federal or state agency or contained in federal or state law;

•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT; or

•	modify the manner in which capital accounts are computed.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses or materially alter or modify the redemption rights described below must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of a majority of the units held by limited partners (other than limited partners 50% or more of whose equity is owned, directly or indirectly, by us as general partner), we, as general partner, may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

•	enter into or conduct any business other than in connection with our role as general partner of the operating partnership and our operation as a REIT;

•	acquire an interest in real or personal property other than through our operating partnership;

•	withdraw from the operating partnership or transfer any portion of our general partnership interest; or

•	be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

7.625% Series A Cumulative Redeemable Preferred Units

General. Our operating partnership has designated a class of preferred limited partnership units as the 7.625% Series A Cumulative Redeemable Preferred Units (the “Series A preferred units”) representing preferred limited partnership interests in our operating partnership. As of the date of this prospectus, 9,730,370 Series A preferred units are issued and outstanding.

Distributions. Each Series A preferred unit is entitled to receive cumulative preferential cash distributions payable on the last calendar day of January, April, July and October of each year. Series A preferred units are entitled to distributions at a rate of 7.625% per annum. The cumulative preferential distributions are paid in preference to any payment made on any other class or series of partnership interest of our operating partnership, other than any other class or series of partnership interest expressly designated as ranking on parity with or senior to the Series A preferred units.

Ranking. With respect to distribution rights and rights upon voluntary or involuntary liquidation, winding‑up or dissolution, the Series A preferred units rank:

•	senior to all classes or series of our common units and to any other class or series of preferred partnership units expressly designated as ranking junior to the Series A preferred units;

•	on parity with all other classes or series of preferred partnership units expressly designated as ranking on parity with the Series A preferred units; and

•	junior to any other class or series of preferred partnership units expressly designated as ranking senior to the Series A preferred units.

Redemption and exchange. We may redeem the Series A preferred units out at a redemption price equal to $25.00 per unit, plus accrued and unpaid distributions to the date of redemption. The Series A preferred units may not be exchanged for any other class or series of interest in the operating partnership.

Liquidation preference. The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series A preferred unit with a liquidation preference to each holder equal to their capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest.

Common Units

We discuss the rights and preferences of our common units in the section below entitled “—Redemption/Exchange Rights.”

Redemption/Exchange Rights

Limited partners have the right to have all or part of their common units of our operating partnership redeemed at any time. At the time of redemption, we have the right to determine whether to redeem the common units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. We presently anticipate that we will elect to issue shares of our common stock in exchange for common units in connection with each redemption request, rather than having our operating partnership redeem the common units for cash. With each redemption or exchange, we increase our percentage ownership interest in our operating partnership. Limited partners may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limit, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Securities—Restrictions on Transfer and Ownership.”

Issuance of Additional Common Units, Preferred Units, Common Stock, Preferred Stock or Convertible
Securities

As sole general partner, we have the ability to cause the operating partner to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units with terms, provisions and rights that are preferential to those of the common units. In addition, we may issue additional shares of our common stock, preferred stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the securities that we have issued.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income or Losses to Partners

The net income of our operating partnership will generally be allocated to us to the extent of the accrued preferred return on our Series A preferred units and then to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partners’ capital is reduced to zero and any remaining net loss would be allocated to us. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations

The partnership agreement provides that we, as general partner, will determine and distribute the net operating cash revenues of our operating partnership, as well as the net sales and refinancing proceeds, quarterly, pro rata in accordance with the partners’ percentage interests.

The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of, all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Termination Transactions

The partnership agreement provides that our company may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in outstanding shares of our common stock (a “termination transaction”), unless in connection with such termination transaction:

(i)	we obtain the consent of at least 50% of the partners of our operating partnership (including units held by our company), and

(ii)	either:

(A) all limited partners will receive, or have the right to elect to receive, for each common unit an amount of cash, securities, or other property equal to the product of:

•	the number of shares of our common stock into which each common unit is then exchangeable, and

•
the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of one share of our common stock pursuant to the termination transaction, provided that, if, in connection with such termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of common units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its common units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

(B) the following conditions are met:

•
substantially all of the assets of the surviving entity are held directly or indirectly by our operating partnership or another limited partnership or limited liability company that is the surviving partnership of a merger, consolidation or combination of assets with our operating partnership;

•
the holders of units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of such termination transaction;

•
the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of such termination transaction and as those applicable to any other limited partners or non‑managing members of the surviving partnership; and

•
the limited partners have the right to either (i) exchange their interests in the surviving partnership for either the consideration available to the common limited partners pursuant to paragraph ii(A) in this section, or (ii) exchange their units for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Term

Our operating partnership will continue in full force and effect until December 31, 2102, or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or fraud, or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, we, as general partner of our operating partnership, and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which we have previously filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL or more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors.

Except for any Preferred Directors, as discussed below, each of our directors is elected by our common stockholders to serve until the next annual meeting and until their successors are duly elected and qualify. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors (other than any Preferred Directors). Additionally, as of July 31, 2013 we have missed 19 quarterly dividend payments, which gives the holders of our Series A preferred stock the right to elect (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) two additional members to our board of directors. On February 2, 2011, holders of the Series A preferred stock elected two directors to our board of directors and these directors continue to serve on the board. See “Description of Securities—7.625% Series A Cumulative Redeemable Preferred Stock.”

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon the existence of cause for removal and a substantial affirmative vote and filling the vacancies created by such removal with their own nominees. In addition, any director elected to our board by the holders of our Series A preferred stock may only be removed by a vote of such Series A preferred stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder—i.e., any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation—or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of the voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of the voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

However, these provisions of the MGCL do not apply to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super‑majority vote requirements and the other provisions of the statute. There can be no assurance that our board of directors will not opt to be subject to such business combination provisions in the future.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two‑thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one‑third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from our board of directors, (b) vest in our board of directors the exclusive power to fix the number of directorships and (c) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast a majority of the votes entitled to be cast to call a special meeting.

Amendment to Our Charter

Generally, our charter, including its provisions on removal of directors, may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter and, in the case of an amendment that would materially and adversely affect the terms of our Series A preferred stock, the affirmative vote or consent of the holders of two-thirds of the outstanding shares of our Series A preferred stock voting as a single class.

Transactions Outside the Ordinary Course of Business

Generally, we may not merge with or into another company, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter and, in the case of any such transaction in which our charter would be amended to materially and adversely affect the terms of our Series A preferred stock, the affirmative vote or consent of the holders of two-thirds of the outstanding shares our Series A preferred stock voting as a single class.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•
by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

•
with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•
provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest. Likewise, if our company’s board of directors were to opt in to the business combination provisions of the MGCL or the classified board provision of Subtitle 8 or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

Our charter, including the articles supplementary creating the Series A preferred stock, copies of which we have previously filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, provide that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our Series A preferred stock. We refer to this restriction as the “ownership limit.” For a fuller description of this restriction and the constructive ownership rules, see “Description of Securities—Restrictions on Transfer” and our charter and the articles supplementary creating the Series A preferred stock.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Additionally, we have entered into indemnification agreements with our directors and executive officers, as permitted under Maryland law.

The partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See “Description of the Partnership Agreement of MPG Office, L.P.—Indemnification and Limitation of Liability.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

Certain legal matters were passed upon for us by Latham & Watkins LLP, Los Angeles, California. Venable, LLP, Baltimore, Maryland, issued an opinion to us regarding certain matters of Maryland law, including the validity of the common stock offered hereby.

EXPERTS

The consolidated financial statements of MPG Office Trust, Inc. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information provided in Part II, Item 7A of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013, is incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$1,932
Printing and Engraving Expenses	5,000
Legal Fees and Expenses (other than Blue Sky)	105,000
Accounting and Fees and Expenses	58,000
Miscellaneous	—
$169,932

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

During the year ended December 31, 2012, Robert F. Maguire III and related entities redeemed a total of 6,276,251 noncontrolling common units of the operating partnership, and we issued 6,276,251 shares of our common stock in exchange for these units.

On January 29, 2013, Thomas MPG Holding, LLC redeemed 35,000 noncontrolling common units of the operating partnership, and on January 30, 2013, we issued 35,000 shares of common stock in exchange for these units.

On June 21, 2013, Mr. Maguire and related entities redeemed a total of 110,000 noncontrolling common units of the operating partnership, and on June 27, 2013, we issued 110,000 shares of common stock in exchange for these units.

In all cases, the common stock issued in exchange for the noncontrolling common units was issued in a private placement transaction exempt from registration under Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

(i)	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

(a)	was committed in bad faith; or

(b)	was the result of active and deliberate dishonesty;

(ii)	the director or officer actually received an improper personal benefit in money, property or services; or

(iii)	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

To the maximum extent permitted under the MGCL, our charter authorizes us to obligate our company and our bylaws require us to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have also entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None.

Item 36.	Financial Statements and Exhibits.

(a)
Financial Statements. The financial statements and related notes thereto of MPG Office Trust, Inc. are incorporated by reference to Exhibit 99.1 “Financial Statements and Supplementary Data for the year ended December 31, 2012” of our Current Reports on Form 8-K, filed with the SEC on June 12, 2013 and August 7, 2013, and Part IV, Item 15. “Exhibits, Financial Statement Schedules” of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013.

(b)	Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Post‑Effective Amendment No. 6 to the registration statement on Form S-11:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

2.1†	Purchase and Sale Agreement and Joint Escrow Instructions as of May 13, 2013 by and between Maguire Partners–Plaza Las Fuentes, LLC and Downtown Properties Holdings, LLC	8-K	001-31717	2.1	May 29, 2013

2.2†	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of May 28, 2013, by and between Downtown Properties Holdings, LLC and Maguire Partners–Plaza Las Fuentes, LLC	8-K	001-31717	2.2	May 29, 2013

2.3†	Agreement and Plan of Merger by and among MPG Office Trust, Inc., MPG Office, L.P., Brookfield DTLA Holdings L.P., Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc. and Brookfield DTLA Fund Properties LLC dated as of April 24, 2013	8-K	001-31717	2.1	April 25, 2013

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

2.4	Waiver and First Amendment to Agreement and Plan of Merger, dated as of May 19, 2013, by and among MPG Office Trust, Inc., MPG Office, L.P., Brookfield DTLA Holdings LLC (which was converted from a Delaware limited partnership on May 10, 2013), Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., and Brookfield DTLA Fund Properties LLC	8-K	001-31717	2.1	May 20, 2013

2.5	Second Amendment to Agreement and Plan of Merger, dated as of July 10, 2013, by and among MPG Office Trust, Inc., MPG Office, L.P., Brookfield DTLA Holdings LLC (which was converted from a Delaware limited partnership on May 10, 2013), Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., and Brookfield DTLA Fund Properties LLC	8-K	001-31717	2.1	July 10, 2013

2.6	Third Amendment to Agreement and Plan of Merger, dated as of August 14, 2013, by and among MPG Office Trust, Inc., MPG Office, L.P., Brookfield DTLA Holdings LLC (which was converted from a Delaware limited partnership on May 10, 2013), Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., and Brookfield DTLA Fund Properties LLC	8-K	001-31717	2.1	August 15, 2013

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

2.7†	Sale, Purchase and Escrow Agreement, dated as of December 21, 2012, by and between MPG Office Trust, L.P., and BCSP VI MMO, LLC	10-K	001-31717	2.1	March 18, 2013

2.8†	Purchase and Sale Agreement and Joint Escrow Instructions, entered into as of March 11, 2013, by and between Library Square Associates, LLC and Beringia Central LLC	10-K	001-31717	2.2	March 18, 2013

3.1	Articles of Amendment of MPG Office Trust, Inc.	8-K	001-31717	3.1	May 11, 2010

3.2	Articles Supplementary of MPG Office Trust, Inc.	10-K	001-31717	3.2	March 31, 2010

3.3	Fourth Amended and Restated Bylaws of MPG Office Trust, Inc. dated May 7, 2010	8-K	001-31717	3.2	May 11, 2010

4.1	Form of Certificate of Common Stock of MPG Office Trust, Inc.	10-Q	001-31717	4.1	May 17, 2010

4.2	Form of Certificate of Series A Preferred Stock of MPG Office Trust, Inc.	10-Q	001-31717	4.2	May 17, 2010

5.1	Opinion of Venable LLP with respect to the legality of the shares being registered	S-11	333-166439	5.1	April 30, 2010

8.1	Opinion of Latham & Watkins LLP with respect to tax matters	S-11	333-166439	8.1	April 30, 2010

10.1	Form of Amended and Restated Indemnification Agreement	10-Q	001-31717	10.1	May 10, 2012

10.2	Employment Agreement, effective as of November 21, 2010, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein	8-K	001-31717	99.1	November 22, 2010

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.3	Amended and Restated Employment Agreement, effective as of December 15, 2011, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein	8-K	001-31717	99.1	December 16, 2011

10.4	First Amendment to Amended and Restated Employment Agreement, as of June 29, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P., and David L. Weinstein	10-Q	001-31717	10.1	August 9, 2012

10.5	Second Amendment to Amended and Restated Employment Agreement, as of November 28, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P., and David L. Weinstein	8-K	001-31717	99.1	November 30, 2012

10.6	Amended and Restated Employment Agreement, effective as of March 12, 2009, between MPG Office Trust, Inc., MPG Office, L.P. and Shant Koumriqian	10-K	001-31717	10.3	March 16, 2009

10.7	First Amendment to Amended and Restated Employment Agreement, entered into December 10, 2010, by and between MPG Office Trust, Inc., MPG Office, L.P., and Shant Koumriqian	10-K	001-31717	10.5	March 16, 2011

10.8	Second Amended and Restated Employment Agreement, effective as of October 11, 2011, between MPG Office Trust, Inc., MPG Office, L.P. and Shant Koumriqian	8-K	001-31717	99.1	October 14, 2011

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.9	Employment Agreement, effective as of April 2, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Jeanne M. Lazar	10-K	001-31717	10.9	March 18, 2013

10.10	First Amendment to Employment Terms, as of November 28, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P., and Jeanne M. Lazar	10-K	001-31717	10.10	March 18, 2013

10.11	Amended and Restated Employment Agreement, effective as of January 1, 2010, between MPG Office Trust, Inc., MPG Office, L.P. and Peggy M. Moretti	10-K	001-31717	10.8	March 16, 2011

10.12	First Amendment to Amended and Restated Employment Agreement, as of June 29, 2012, between MPG Office Trust, Inc., MPG Office, L.P. and Peggy M. Moretti	10-K	001-31717	10.12	March 18, 2013

10.13	Second Amendment to Amended and Restated Employment Agreement, as of November 28, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Peggy M. Moretti	10-K	001-31717	10.13	March 18, 2013

10.14	Employment Letter, effective as of March 1, 2011, between MPG Office Trust, Inc., MPG Office, L.P. and Christopher M. Norton	8-K	001-31717	99.1	February 17, 2012

10.15	Amended and Restated Employment Letter, effective as of February 14, 2012, between MPG Office Trust, Inc., MPG Office, L.P. and Christopher M. Norton	8-K	001-31717	99.2	February 17, 2012

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.16	First Amendment to Amended and Restated Employment Letter, as of June 29, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Christopher M. Norton	10-Q	001-31717	10.3	August 9, 2012

10.17	Second Amended and Restated Employment Terms, effective as of November 28, 2012, between MPG Office Trust, Inc., MPG Office, L.P., and Christopher M. Norton	8-K	001-31717	99.2	November 30, 2012

10.18	Employment Letter, effective as of December 31, 2008, between MPG Office Trust, Inc., MPG Office, L.P. and Jonathan L. Abrams	10-K	001-31717	10.6	March 16, 2011

10.19	First Amendment to Amended and Restated Employment Letter, as of February 14, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Jonathan L. Abrams	8-K	001-31717	99.3	February 17, 2012

10.20	Second Amendment to Amended and Restated Employment Letter, as of June 29, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Jonathan L. Abrams	10-Q	001-31717	10.2	August 9, 2012

10.21	Separation Agreement, effective as of September 11, 2012, between MPG Office Trust, Inc., MPG Office, L.P. and Jonathan L. Abrams	8-K	001-31717	99.1	September 11, 2012

10.22	Amended and Restated Employment Terms, effective as of December 31, 2008, between MPG Office Trust, Inc., MPG Office, L.P. and Peter K. Johnston	10-K	001-31717	10.8	March 16, 2009

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.23	Separation Agreement as of January 11, 2013, by and between MPG Office Trust, Inc. MPG Office, L.P. and Peter K. Johnston	8-K	001-31717	99.1	January 11, 2013

10.24	Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Services, Inc. and MPG Office, L.P.	DEFR14A	001-31717	Appendix I	May 11, 2007

10.25	First Amendment to Second Amended and Restated 2003 Incentive Award Plan	8-K	001-31717	10.2	July 27, 2009

10.26	Second Amendment to Second Amended and Restated 2003 Incentive Award Plan	8-K	001-31717	99.1	February 8, 2011

10.27	Third Amendment to Second Amended and Restated 2003 Incentive Award Plan	8-K	001-31717	99.1	April 29, 2011

10.28	Fourth Amendment to Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P. dated June 15, 2012	10-Q	001-31717	10.4	August 9, 2012

10.29	MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P. Incentive Bonus Plan	S-11/A	333-101170	10.41	May 30, 2003

10.30	First Amendment to MPG Office Trust, Inc. Retention Bonus Plan	8-K	001-31717	99.1	March 22, 2013

10.31	MPG Office Trust, Inc. Retention Bonus Plan	8-K	001-31717	99.3	November 30, 2012

10.32	Form of Retention Bonus Plan Participation Notice	8-K	001-31717	99.4	November 30, 2012

10.33	MPG Office Trust, Inc. Director Stock Plan	8-K	001-31717	10.1	July 27, 2009

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.34	MPG Office Trust, Inc. Severance Plan	10-K	001-31717	10.33	March 18, 2013

10.35	Restricted Stock Agreement, effective as of November 24, 2010, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein	8-K	001-31717	99.1	November 24, 2010

10.36	Non-Qualified Stock Option Agreement, effective as of November 21, 2010, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein	8-K	001-31717	99.2	November 22, 2010

10.37	Form of Restricted Stock Units Agreement	10-K	001-31717	10.20	March 15, 2012

10.38	Form of Non-Qualified Stock Option Agreement	10-K	001-31717	10.18	March 16, 2011

10.39	Second Amended and Restated Agreement of Limited Partnership of MPG Office, L.P.	10-Q	001-31717	99.1	August 10, 2010

10.40	Exhibit F to Contribution Agreement between Robert F. Maguire III, certain other contributors and MPG Office, L.P., dated as of November 11, 2002, as amended effective May 31, 2003	10-K	001-31717	10.25	March 31, 2010

10.41	Exhibit G to Contribution Agreement between Philadelphia Plaza-Phase II and MPG Office, L.P., dated as of November 8, 2002, as amended effective May 31, 2003	10-K	001-31717	10.27	March 31, 2010

10.42	Registration Rights Agreement, dated as of June 27, 2003, by and among MPG Office Trust, Inc., MPG Office, L.P. and the persons named therein	10-Q	001-31717	99.2	August 10, 2010

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.43	Air Space Lease between Pasadena Community Development Commission and Maguire Thomas Partners/Pasadena Center, Ltd. dated December 19, 1985, Memorandum Agreements Regarding the Air Space Lease dated December 20, 1985, December 22, 1986, December 21, 1990 and February 25, 1991, Estoppel Certificates dated December 3, 1987, December 17, 1990 and November 1997 and Estoppel Certificate, Consent and Amendment dated March 2001	S-11/A	333-101170	10.23	February 5, 2003

10.44	Limited Liability Company Agreement of Maguire Macquarie Office, LLC, dated as of October 26, 2005, between Macquarie Office II LLC and MPG Office, L.P.	8-K	001-31717	10.1	January 11, 2006

10.45	Second Amended and Restated Limited Liability Company Agreement of Maguire Macquarie Office, LLC by and among Maguire MO Manager, LLC, Macquarie Office II LLC, MPG Office, L.P. and Maguire Macquarie Management, LLC, dated as of November 30, 2007	10-K	001-31717	10.32	March 31, 2010

10.46	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Maguire Macquarie Office, LLC, dated as of February 9, 2010	10-K	001-31717	10.33	March 31, 2010

10.47	Right of First Opportunity Agreement, dated as of January 5, 2006, between Macquarie Office Management Limited and MPG Office, L.P.	8-K	001-31717	10.8	January 11, 2006

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.48††	Loan Agreement, dated as of April 4, 2007, between North Tower, LLC, as Borrower, and Lehman Ali Inc. and Greenwich Capital Financial Products, Inc., together, as Lender	10-K	001-31717	10.47	March 18, 2013

10.49††	Loan Agreement, dated as of August 7, 2006, between Maguire Properties – 555 W. Fifth, LLC, Maguire Properties – 350 S. Figueroa, LLC and Nomura Credit & Capital, Inc.	10-K/A	001-31717	10.48	July 26, 2013

10.50	Promissory Note A-1, dated as of August 7, 2006, between Maguire Properties – 555 W. Fifth, LLC, Maguire Properties – 350 S. Figueroa, LLC and Nomura Credit & Capital, Inc.	8-K	001-31717	99.2	August 11, 2006

10.51	Promissory Note A-2, dated as of August 7, 2006, between Maguire Properties – 555 W. Fifth, LLC, Maguire Properties – 350 S. Figueroa, LLC and Nomura Credit & Capital, Inc.	8-K	001-31717	99.3	August 11, 2006

10.52	Guaranty Agreement, dated as of August 7, 2006, by MPG Office, L.P. in favor of Nomura Credit & Capital, Inc.	8-K	001-31717	99.4	August 11, 2006

10.53	Omnibus Amendment to Loan Documents, dated as of July 2, 2010, by and among Maguire Properties – 555 W. Fifth, LLC and Maguire Properties – 350 S. Figueroa, LLC, as Borrower, MPG Office, L.P., as Manager and Guarantor, and Bank of America, National Association, as Lender	8-K	001-31717	99.1	July 7, 2010

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.54††	Loan Agreement, dated as of September 12, 2007, between Maguire Properties – 355 S. Grand, LLC, as Borrower, and Eurohypo AG, New York Branch, as Lender	10-K	001-31717	10.53	March 18, 2013

10.55	First Amendment to Loan Agreement and Reaffirmation of Loan Documents dated July 9, 2012 by and among Maguire Properties – 355 S. Grand, LLC, the lender parties thereto, and Eurohypo AG, New York Branch	10-Q	001-31717	10.5	August 9, 2012

10.56	Amended and Restated Cash Management Agreement dated as of July 9, 2012 among Maguire Properties – 355 S. Grand, LLC, Eurohypo AG, New York Branch, Bank of the West and MPG Office, L.P.	10-Q	001-31717	10.6	August 9, 2012

10.57††	Loan Agreement, dated as of October 10, 2006, between Maguire Properties – 777 Tower, LLC and Bank of America, N.A.	10-K	001-31717	10.56	March 18, 2013

10.58	Promissory Note, dated as of October 10, 2006, between Maguire Properties – 777 Tower, LLC and Bank of America, N.A.	8-K	001-31717	99.2	October 16, 2006

10.59	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 26, 2003, among Library Square Associates, LLC, as Borrower, Commonwealth Land Title Company, as Trustee, and Greenwich Capital Financial Products, Inc., as Lender	10-Q	001-31717	99.4	August 10, 2010

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.60	Framework Agreement by and among MPG Office, L.P., Macquarie Office II LLC, and BCSP VI Portfolio Acquisition LLC dated October 28, 2011	8-K	001-31717	99.1	October 31, 2011

10.61	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 28, 2011, by and between Maguire Properties – Denver Center, LLC and BCSP Denver Property LLC	8-K	001-31717	99.2	October 31, 2011

10.62	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 28, 2011, by and between Maguire Properties – San Diego Tech Center, LLC and BCSP SDTC Property LLC	8-K	001-31717	99.3	October 31, 2011

10.63	Guarantee entered into as of April 24, 2013 by and between Brookfield Office Properties Inc. and MPG Office Trust, Inc.	8-K	001-31717	10.1	April 25, 2013

10.64	Restated 2012 Financial Statements and Supplementary Data	8-K	001-31717	99.1	June 12, 2013

10.65	Restated 2012 Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations	8-K	001-31717	99.2	June 12, 2013

10.66	Restated 2012 Financial Statements and Supplementary Data	8-K	001-31717	99.1	August 7, 2013

10.67	Restated 2012 Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations	8-K	001-31717	99.2	August 7, 2013

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

12.1	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	10-K	001-31717	12.1	March 18, 2013

21.1	List of Subsidiaries of the Registrant as of December 31, 2012	10-K	001-31717	21.1	March 18, 2013

23.1	Consent of Venable LLP (included in Exhibit 5.1)	S-11	333-166439	23.1	April 30, 2010

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1)	S-11	333-166439	23.2	April 30, 2010

23.3*	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the Signature Page)	POS AM	333-166439	24.1	March 18, 2013

__________

*	Filed herewith.

†
Pursuant to Regulation S-K 601(b)(2), we have not filed exhibits and schedules related to this agreement. Copies of such exhibits and schedules will be furnished supplementally to the SEC upon request.

††	Confidential treatment has been requested with respect to certain portions of this agreement.

Item 37.    Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant hereby further undertakes that:

1.
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 6 to Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 27th day of August, 2013.

MPG OFFICE TRUST, INC.

By:	/s/ DAVID L. WEINSTEIN
David L. Weinstein President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: As of	August 27, 2013	By:	/s/ DAVID L. WEINSTEIN
David L. Weinstein President, Chief Executive Officer and Director (Principal executive officer)

	August 27, 2013	By:	/s/ KELLY E. SAMUELSON
Kelly E. Samuelson Chief Accounting Officer (Principal financial and accounting officer)

	August 27, 2013	By:	*
Paul M. Watson Chairman of the Board

	August 27, 2013	By:	*
Robert M. Deutschman Director

	August 27, 2013	By:	*
Christine N. Garvey Director

	August 27, 2013	By:	*
Michael J. Gillfillan Director

	August 27, 2013	By:	*
Edward J. Ratinoff Director

	August 27, 2013	By:	*
Joseph P. Sullivan Director

	August 27, 2013	By:	*
George A. Vandeman Director

By:	/s/ CHRISTOPHER M. NORTON
Attorney-in-Fact

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

2.1†	Purchase and Sale Agreement and Joint Escrow Instructions as of May 13, 2013 by and between Maguire Partners–Plaza Las Fuentes, LLC and Downtown Properties Holdings, LLC	8-K	001-31717	2.1	May 29, 2013

2.2†	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of May 28, 2013, by and between Downtown Properties Holdings, LLC and Maguire Partners–Plaza Las Fuentes, LLC	8-K	001-31717	2.2	May 29, 2013

2.3†	Agreement and Plan of Merger by and among MPG Office Trust, Inc., MPG Office, L.P., Brookfield DTLA Holdings L.P., Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc. and Brookfield DTLA Fund Properties LLC dated as of April 24, 2013	8-K	001-31717	2.1	April 25, 2013

2.4	Waiver and First Amendment to Agreement and Plan of Merger, dated as of May 19, 2013, by and among MPG Office Trust, Inc., MPG Office, L.P., Brookfield DTLA Holdings LLC (which was converted from a Delaware limited partnership on May 10, 2013), Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., and Brookfield DTLA Fund Properties LLC	8-K	001-31717	2.1	May 20, 2013

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

2.5	Second Amendment to Agreement and Plan of Merger, dated as of July 10, 2013, by and among MPG Office Trust, Inc., MPG Office, L.P., Brookfield DTLA Holdings LLC (which was converted from a Delaware limited partnership on May 10, 2013), Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., and Brookfield DTLA Fund Properties LLC	8-K	001-31717	2.1	July 10, 2013

2.6	Third Amendment to Agreement and Plan of Merger, dated as of August 14, 2013, by and among MPG Office Trust, Inc., MPG Office, L.P., Brookfield DTLA Holdings LLC (which was converted from a Delaware limited partnership on May 10, 2013), Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., and Brookfield DTLA Fund Properties LLC	8-K	001-31717	2.1	August 15, 2013

2.7†	Sale, Purchase and Escrow Agreement, dated as of December 21, 2012, by and between MPG Office Trust, L.P., and BCSP VI MMO, LLC	10-K	001-31717	2.1	March 18, 2013

2.8†	Purchase and Sale Agreement and Joint Escrow Instructions, entered into as of March 11, 2013, by and between Library Square Associates, LLC and Beringia Central LLC	10-K	001-31717	2.2	March 18, 2013

3.1	Articles of Amendment of MPG Office Trust, Inc.	8-K	001-31717	3.1	May 11, 2010

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

3.2	Articles Supplementary of MPG Office Trust, Inc.	10-K	001-31717	3.2	March 31, 2010

3.3	Fourth Amended and Restated Bylaws of MPG Office Trust, Inc. dated May 7, 2010	8-K	001-31717	3.2	May 11, 2010

4.1	Form of Certificate of Common Stock of MPG Office Trust, Inc.	10-Q	001-31717	4.1	May 17, 2010

4.2	Form of Certificate of Series A Preferred Stock of MPG Office Trust, Inc.	10-Q	001-31717	4.2	May 17, 2010

5.1	Opinion of Venable LLP with respect to the legality of the shares being registered	S-11	333-166439	5.1	April 30, 2010

8.1	Opinion of Latham & Watkins LLP with respect to tax matters	S-11	333-166439	8.1	April 30, 2010

10.1	Form of Amended and Restated Indemnification Agreement	10-Q	001-31717	10.1	May 10, 2012

10.2	Employment Agreement, effective as of November 21, 2010, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein	8-K	001-31717	99.1	November 22, 2010

10.3	Amended and Restated Employment Agreement, effective as of December 15, 2011, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein	8-K	001-31717	99.1	December 16, 2011

10.4	First Amendment to Amended and Restated Employment Agreement, as of June 29, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P., and David L. Weinstein	10-Q	001-31717	10.1	August 9, 2012

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.5	Second Amendment to Amended and Restated Employment Agreement, as of November 28, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P., and David L. Weinstein	8-K	001-31717	99.1	November 30, 2012

10.6	Amended and Restated Employment Agreement, effective as of March 12, 2009, between MPG Office Trust, Inc., MPG Office, L.P. and Shant Koumriqian	10-K	001-31717	10.3	March 16, 2009

10.7	First Amendment to Amended and Restated Employment Agreement, entered into December 10, 2010, by and between MPG Office Trust, Inc., MPG Office, L.P., and Shant Koumriqian	10-K	001-31717	10.5	March 16, 2011

10.8	Second Amended and Restated Employment Agreement, effective as of October 11, 2011, between MPG Office Trust, Inc., MPG Office, L.P. and Shant Koumriqian	8-K	001-31717	99.1	October 14, 2011

10.9	Employment Agreement, effective as of April 2, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Jeanne M. Lazar	10-K	001-31717	10.9	March 18, 2013

10.10	First Amendment to Employment Terms, as of November 28, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P., and Jeanne M. Lazar	10-K	001-31717	10.10	March 18, 2013

10.11	Amended and Restated Employment Agreement, effective as of January 1, 2010, between MPG Office Trust, Inc., MPG Office, L.P. and Peggy M. Moretti	10-K	001-31717	10.8	March 16, 2011

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.12	First Amendment to Amended and Restated Employment Agreement, as of June 29, 2012, between MPG Office Trust, Inc., MPG Office, L.P. and Peggy M. Moretti	10-K	001-31717	10.12	March 18, 2013

10.13	Second Amendment to Amended and Restated Employment Agreement, as of November 28, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Peggy M. Moretti	10-K	001-31717	10.13	March 18, 2013

10.14	Employment Letter, effective as of March 1, 2011, between MPG Office Trust, Inc., MPG Office, L.P. and Christopher M. Norton	8-K	001-31717	99.1	February 17, 2012

10.15	Amended and Restated Employment Letter, effective as of February 14, 2012, between MPG Office Trust, Inc., MPG Office, L.P. and Christopher M. Norton	8-K	001-31717	99.2	February 17, 2012

10.16	First Amendment to Amended and Restated Employment Letter, as of June 29, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Christopher M. Norton	10-Q	001-31717	10.3	August 9, 2012

10.17	Second Amended and Restated Employment Terms, effective as of November 28, 2012, between MPG Office Trust, Inc., MPG Office, L.P., and Christopher M. Norton	8-K	001-31717	99.2	November 30, 2012

10.18	Employment Letter, effective as of December 31, 2008, between MPG Office Trust, Inc., MPG Office, L.P. and Jonathan L. Abrams	10-K	001-31717	10.6	March 16, 2011

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.19	First Amendment to Amended and Restated Employment Letter, as of February 14, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Jonathan L. Abrams	8-K	001-31717	99.3	February 17, 2012

10.20	Second Amendment to Amended and Restated Employment Letter, as of June 29, 2012, by and between MPG Office Trust, Inc., MPG Office, L.P. and Jonathan L. Abrams	10-Q	001-31717	10.2	August 9, 2012

10.21	Separation Agreement, effective as of September 11, 2012, between MPG Office Trust, Inc., MPG Office, L.P. and Jonathan L. Abrams	8-K	001-31717	99.1	September 11, 2012

10.22	Amended and Restated Employment Terms, effective as of December 31, 2008, between MPG Office Trust, Inc., MPG Office, L.P. and Peter K. Johnston	10-K	001-31717	10.8	March 16, 2009

10.23	Separation Agreement as of January 11, 2013, by and between MPG Office Trust, Inc. MPG Office, L.P. and Peter K. Johnston	8-K	001-31717	99.1	January 11, 2013

10.24	Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Services, Inc. and MPG Office, L.P.	DEFR14A	001-31717	Appendix I	May 11, 2007

10.25	First Amendment to Second Amended and Restated 2003 Incentive Award Plan	8-K	001-31717	10.2	July 27, 2009

10.26	Second Amendment to Second Amended and Restated 2003 Incentive Award Plan	8-K	001-31717	99.1	February 8, 2011

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.27	Third Amendment to Second Amended and Restated 2003 Incentive Award Plan	8-K	001-31717	99.1	April 29, 2011

10.28	Fourth Amendment to Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P. dated June 15, 2012	10-Q	001-31717	10.4	August 9, 2012

10.29	MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P. Incentive Bonus Plan	S-11/A	333-101170	10.41	May 30, 2003

10.30	First Amendment to MPG Office Trust, Inc. Retention Bonus Plan	8-K	001-31717	99.1	March 22, 2013

10.31	MPG Office Trust, Inc. Retention Bonus Plan	8-K	001-31717	99.3	November 30, 2012

10.32	Form of Retention Bonus Plan Participation Notice	8-K	001-31717	99.4	November 30, 2012

10.33	MPG Office Trust, Inc. Director Stock Plan	8-K	001-31717	10.1	July 27, 2009

10.34	MPG Office Trust, Inc. Severance Plan	10-K	001-31717	10.33	March 18, 2013

10.35	Restricted Stock Agreement, effective as of November 24, 2010, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein	8-K	001-31717	99.1	November 24, 2010

10.36	Non-Qualified Stock Option Agreement, effective as of November 21, 2010, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein	8-K	001-31717	99.2	November 22, 2010

10.37	Form of Restricted Stock Units Agreement	10-K	001-31717	10.20	March 15, 2012

10.38	Form of Non-Qualified Stock Option Agreement	10-K	001-31717	10.18	March 16, 2011

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.39	Second Amended and Restated Agreement of Limited Partnership of MPG Office, L.P.	10-Q	001-31717	99.1	August 10, 2010

10.40	Exhibit F to Contribution Agreement between Robert F. Maguire III, certain other contributors and MPG Office, L.P., dated as of November 11, 2002, as amended effective May 31, 2003	10-K	001-31717	10.25	March 31, 2010

10.41	Exhibit G to Contribution Agreement between Philadelphia Plaza-Phase II and MPG Office, L.P., dated as of November 8, 2002, as amended effective May 31, 2003	10-K	001-31717	10.27	March 31, 2010

10.42	Registration Rights Agreement, dated as of June 27, 2003, by and among MPG Office Trust, Inc., MPG Office, L.P. and the persons named therein	10-Q	001-31717	99.2	August 10, 2010

10.43	Air Space Lease between Pasadena Community Development Commission and Maguire Thomas Partners/Pasadena Center, Ltd. dated December 19, 1985, Memorandum Agreements Regarding the Air Space Lease dated December 20, 1985, December 22, 1986, December 21, 1990 and February 25, 1991, Estoppel Certificates dated December 3, 1987, December 17, 1990 and November 1997 and Estoppel Certificate, Consent and Amendment dated March 2001	S-11/A	333-101170	10.23	February 5, 2003

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.44	Limited Liability Company Agreement of Maguire Macquarie Office, LLC, dated as of October 26, 2005, between Macquarie Office II LLC and MPG Office, L.P.	8-K	001-31717	10.1	January 11, 2006

10.45	Second Amended and Restated Limited Liability Company Agreement of Maguire Macquarie Office, LLC by and among Maguire MO Manager, LLC, Macquarie Office II LLC, MPG Office, L.P. and Maguire Macquarie Management, LLC, dated as of November 30, 2007	10-K	001-31717	10.32	March 31, 2010

10.46	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Maguire Macquarie Office, LLC, dated as of February 9, 2010	10-K	001-31717	10.33	March 31, 2010

10.47	Right of First Opportunity Agreement, dated as of January 5, 2006, between Macquarie Office Management Limited and MPG Office, L.P.	8-K	001-31717	10.8	January 11, 2006

10.48††	Loan Agreement, dated as of April 4, 2007, between North Tower, LLC, as Borrower, and Lehman Ali Inc. and Greenwich Capital Financial Products, Inc., together, as Lender	10-K	001-31717	10.47	March 18, 2013

10.49††	Loan Agreement, dated as of August 7, 2006, between Maguire Properties – 555 W. Fifth, LLC, Maguire Properties – 350 S. Figueroa, LLC and Nomura Credit & Capital, Inc.	10-K/A	001-31717	10.48	July 26, 2013

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.50	Promissory Note A-1, dated as of August 7, 2006, between Maguire Properties – 555 W. Fifth, LLC, Maguire Properties – 350 S. Figueroa, LLC and Nomura Credit & Capital, Inc.	8-K	001-31717	99.2	August 11, 2006

10.51	Promissory Note A-2, dated as of August 7, 2006, between Maguire Properties – 555 W. Fifth, LLC, Maguire Properties – 350 S. Figueroa, LLC and Nomura Credit & Capital, Inc.	8-K	001-31717	99.3	August 11, 2006

10.52	Guaranty Agreement, dated as of August 7, 2006, by MPG Office, L.P. in favor of Nomura Credit & Capital, Inc.	8-K	001-31717	99.4	August 11, 2006

10.53	Omnibus Amendment to Loan Documents, dated as of July 2, 2010, by and among Maguire Properties – 555 W. Fifth, LLC and Maguire Properties – 350 S. Figueroa, LLC, as Borrower, MPG Office, L.P., as Manager and Guarantor, and Bank of America, National Association, as Lender	8-K	001-31717	99.1	July 7, 2010

10.54††	Loan Agreement, dated as of September 12, 2007, between Maguire Properties – 355 S. Grand, LLC, as Borrower, and Eurohypo AG, New York Branch, as Lender	10-K	001-31717	10.53	March 18, 2013

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.55	First Amendment to Loan Agreement and Reaffirmation of Loan Documents dated July 9, 2012 by and among Maguire Properties – 355 S. Grand, LLC, the lender parties thereto, and Eurohypo AG, New York Branch	10-Q	001-31717	10.5	August 9, 2012

10.56	Amended and Restated Cash Management Agreement dated as of July 9, 2012 among Maguire Properties – 355 S. Grand, LLC, Eurohypo AG, New York Branch, Bank of the West and MPG Office, L.P.	10-Q	001-31717	10.6	August 9, 2012

10.57††	Loan Agreement, dated as of October 10, 2006, between Maguire Properties – 777 Tower, LLC and Bank of America, N.A.	10-K	001-31717	10.56	March 18, 2013

10.58	Promissory Note, dated as of October 10, 2006, between Maguire Properties – 777 Tower, LLC and Bank of America, N.A.	8-K	001-31717	99.2	October 16, 2006

10.59	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 26, 2003, among Library Square Associates, LLC, as Borrower, Commonwealth Land Title Company, as Trustee, and Greenwich Capital Financial Products, Inc., as Lender	10-Q	001-31717	99.4	August 10, 2010

10.60	Framework Agreement by and among MPG Office, L.P., Macquarie Office II LLC, and BCSP VI Portfolio Acquisition LLC dated October 28, 2011	8-K	001-31717	99.1	October 31, 2011

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

10.61	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 28, 2011, by and between Maguire Properties – Denver Center, LLC and BCSP Denver Property LLC	8-K	001-31717	99.2	October 31, 2011

10.62	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 28, 2011, by and between Maguire Properties – San Diego Tech Center, LLC and BCSP SDTC Property LLC	8-K	001-31717	99.3	October 31, 2011

10.63	Guarantee entered into as of April 24, 2013 by and between Brookfield Office Properties Inc. and MPG Office Trust, Inc.	8-K	001-31717	10.1	April 25, 2013

10.64	Restated 2012 Financial Statements and Supplementary Data	8-K	001-31717	99.1	June 12, 2013

10.65	Restated 2012 Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations	8-K	001-31717	99.2	June 12, 2013

10.66	Restated 2012 Financial Statements and Supplementary Data	8-K	001-31717	99.1	August 7, 2013

10.67	Restated 2012 Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations	8-K	001-31717	99.2	August 7, 2013

21.1	List of Subsidiaries of the Registrant as of December 31, 2012	10-K	001-31717	21.1	March 18, 2013

23.1	Consent of Venable LLP (included in Exhibit 5.1)	S-11	333-166439	23.1	April 30, 2010

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1)	S-11	333-166439	23.2	April 30, 2010

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

23.3*	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the Signature Page)	POS AM	333-166439	24.1	March 18, 2013
__________

*	Filed herewith.

†
Pursuant to Regulation S-K 601(b)(2), we have not filed exhibits and schedules related to this agreement. Copies of such exhibits and schedules will be furnished supplementally to the SEC upon request.

††	Confidential treatment has been requested with respect to certain portions of this agreement.